                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

- - -----------------------------------------)
In re:                                   ) Chapter 11
                                         )
PRESIDIO OIL COMPANY,                    ) Case No. 96-______(__)
PRESIDIO EXPLORATION, INC.,              )
PALISADE OIL, INC., and                  ) (Jointly Administered)
PRESIDIO WEST VIRGINIA, INC.,            )
                                         )
         Debtors and                     )
         Debtors-in-Possession.          )
- - ------------------------------------------



                          JOINT PLAN OF REORGANIZATION

         Presidio Oil Company, Presidio Exploration, Inc., Palisade Oil, Inc., and Presidio West Virginia, Inc. (collectively, the "Debtors"), together with Tom Brown, Inc. ("Tom Brown"), jointly propose, except with respect to Article V ("Identification and Treatment of Classes Impaired Under the Plan"), which
Article V is proposed solely by the Debtors, the following plan of reorganization (the "Plan") for each of the above-captioned Debtors pursuant to the provisions of Chapter 11 of title 11, United States Code (the "Bankruptcy Code").
                                   ARTICLE I

                                  DEFINITIONS

         Capitalized terms have the respective meanings specified below. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise specified herein, any reference to an entity as a holder of a Claim or Equity Interest (each as defined below) includes that entity's predecessors, successors, assigns and affiliates; (c) unless otherwise specified herein, all references in the Plan to sections, articles, and appendices are references to sections, articles, and appendices of or to the Plan; (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (f) the rules of construction of the Bankruptcy Code will apply.
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         1.01     ADMINISTRATIVE BAR DATE ORDER means the Order(s) of the
Bankruptcy Court establishing the last date by which requests for payment of Administrative Expense Claims must be filed and which Order(s) shall provide the mechanism for establishing the maximum entitlement to Fee Claims prior to the Confirmation Date in accordance with Section 3.05 of the Plan.

         1.02 ADMINISTRATIVE EXPENSE CLAIM means a Claim for any cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the Debtors' respective Estates, any actual and necessary expenses of operating the Debtors' businesses, Fee Claims, and any fees or charges assessed against the respective Debtors under section 1930 of title 28, United States Code.

         1.03 AGGREGATE COMMON SHARE VALUE shall have the meaning set forth in the Exchange Agreement.

         1.4 AGENT BANK means The Chase Manhattan Bank (National Association), or its successor, as agent for the Banks under the Bank Credit Agreement.

         1.05 ALLOWED CLAIM, or the term ALLOWED used conjunctively with the term Claim, or with respect to any class or subcategory of Claims, means a Claim (or, if and to the extent permitted, a class of Claims), proof of which was properly filed on or before the Claims Bar Date or, if no proof of claim was filed, which has been or hereafter is listed by the respective Debtors on their Schedules as liquidated in amount and not disputed or contingent, and, in either case, as to which no objection to the allowance thereof has been interposed on or before the Effective Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder. Unless otherwise specified herein or by order of the Bankruptcy Court, an "Allowed Claim" shall not for purposes of computation of distributions under the Plan include interest on such Claim from the Petition Date.

         1.06 ALLOWED EQUITY INTEREST, or the term ALLOWED used conjunctively with the term Equity Interest, or with respect to any class or subcategory of Equity Interests, means an Equity Interest (or, if and to the extent permitted, a class of Equity Interests) in Presidio, proof of which was properly filed or, if no proof of interest was filed, which has been or hereafter is listed by Presidio on its Schedules as liquidated in amount and not disputed or contingent, and, in either case, as to which no objection to the allowance thereof has been interposed on or before the Effective Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder.

         1.07 BANKS means the lenders who are parties to the Bank Credit Agreement.





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         1.08     BANK CLAIMS means the Claims of the Banks and the Agent Bank against any of the Debtors pursuant to or arising under the Bank Credit Agreement and any Subsidiary Guaranty thereon, including any Claim for principal, unpaid interest and any related fees, charges or attorneys' fees payable in accordance with the instruments evidencing and governing the Bank Claims, and any liens and security interests granted to secure repayment of or relating to the foregoing.

         1.09 BANK CREDIT AGREEMENT means the Amendment and Restatement of Amendment, Restatement and Consolidation of Credit Agreement, dated August 6, 1993, as amended, between Presidio, Presidio Exploration, the Banks and each other bank which is a signatory thereto or a successor or assign thereof and the Agent Bank.

         1.10 BANKRUPTCY CODE means the Bankruptcy Code, Title 11, United States Code, as amended.

         1.11 BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware, or such other court that exercises jurisdiction over the Chapter 11 Cases.

         1.12 BANKRUPTCY EVENT shall have the meaning set forth in the Exchange Agreement.

         1.13 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under 28 U.S.C. Section 2075, and the local rules of the Bankruptcy Court as applicable to the Chapter 11 Cases.

         1.14 BUSINESS DAY means any day except Saturday, Sunday or any other day on which commercial banks in Wilmington, Delaware are required or authorized by law to be closed for business.

         1.15 CASH means cash or cash equivalents in immediately available funds.

         1.16 CASH CONSIDERATION shall have the meaning set forth in the Exchange Agreement.

         1.17 CHAPTER 11 CASES means the cases filed by the respective Debtors under Chapter 11 of the Bankruptcy Code.

         1.18 CLAIM or CLAIMS means, as to each Debtor: (i) any right to payment from the respective Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the respective Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and including, without limitation, any Claim for attorneys' fees, other professional fees, or court costs incurred in connection with collection thereof or in connection with the Chapter 11 Cases.





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         1.19    CLAIMS BAR DATE means the date the Bankruptcy Court sets as the date by which all proofs of Claims must be filed.

         1.20 CLASS A COMMON STOCK, when used in connection with Presidio Common Stock, means the Class A common stock, $.10 par value per share, issued by Presidio.

         1.21 CLASS B COMMON STOCK, when used in connection with Presidio Common Stock, means the Class B Common Stock, $.10 par value per share, issued by Presidio.

         1.22    CLOSING shall have the meaning set forth in the Exchange
Agreement.

         1.23 CLOSING DATE shall have the meaning set forth in the Exchange Agreement.

         1.24 CONFIRMATION DATE shall have the meaning set forth in the Exchange Agreement.

         1.25 CONFIRMATION HEARING means the hearing conducted by the Bankruptcy Court to consider confirmation of the Plan.

         1.26 CONFIRMATION ORDER shall have the meaning set forth in the Exchange Agreement.

         1.27 DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

         1.28 DEBT OBLIGATIONS means the Senior Secured Note Claims, Senior GIN Claims and Subordinated Debenture Claims, together with all Claims arising directly or indirectly under the instruments governing same, and any guaranty or Subsidiary Guaranty of any such Claims.

         1.29 DEBTORS OR DEBTOR(S), means, individually or collectively as the context requires, Presidio, Presidio Exploration, Palisade Oil, Presidio West, or each of them.

         1.30 DESIGNATED CONTRACTS shall have the meaning set forth in the Exchange Agreement.

         1.31 DESIGNATED CONTRACT ORDER means a Final Order of the Bankruptcy Court (which may be the Confirmation Order) authorizing the assumption by the applicable Debtor under Sections 365 or 1123(b)(2) of the Bankruptcy Code of the Designated Contracts, which order shall provide that (i) the occurrence of a Bankruptcy Event and (ii) the insolvency or financial condition of any Debtor prior to the Effective Date shall not constitute a basis for the removal of any Debtor as operator under any Designated Contract.

         1.32 DISCLOSURE STATEMENT shall have the meaning set forth in the Exchange Agreement.

         1.33 DISPUTED CLAIM means any Claim (i) listed on the Schedules as unliquidated, disputed or contingent or (ii) as to which the respective Debtor, Tom Brown or any other party in





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interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by Final Order.

         1.34 DISPUTED EQUITY INTEREST means any Equity Interest as to which the respective Debtor, Tom Brown or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by Final Order.

         1.35 DISTRIBUTEE means a holder of a Bank Claim, Debt Obligation or Presidio Common Stock.

         1.36    EFFECTIVE DATE means the Closing Date.

         1.37 EQUITY INTEREST means any equity interest in Presidio, which shall include any common stock, preferred stock, and any security which is exercisable for or convertible into shares of common stock or preferred stock of Presidio.

         1.38 ESTATE means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code.

         1.39 EXCHANGE AGENT means either (i) such person or entity as may be designated in and pursuant to the Exchange Agreement, or (ii) in the absence of such designation, or if such person or entity as designated has ceased to be the Exchange Agent and no other person or entity has been designated, a person designated by Tom Brown and Presidio and approved by the Bankruptcy Court in the Confirmation Order.

         1.40 EXCHANGE AGREEMENT means that Exchange Agreement dated August 5, 1996 by and among the Debtors and Tom Brown, and all Schedules and Exhibits attached thereto, a copy of which is attached to the Plan as Exhibit "A", and as such Exchange Agreement may be amended from time to time.

         1.41 EXCHANGE COMMON STOCK shall have the meaning set forth in the Exchange Agreement; provided, however, that solely for the purposes of computing the amount of Exchange Common Stock to be distributed to holders of Allowed Class 5 Claims under section 5.03 of the Plan, the term Exchange Common Stock shall mean the amount of shares that would exist, without regard to any adjustments or reductions to the Aggregate Common Share Value and the amount of Exchange Common Stock that may be made, (i) under the Exchange Agreement in respect of the shares of Tom Brown Common Stock which otherwise would be distributable to Tom Brown in respect of its Class 5 Claims and (ii) pursuant to Section 5.09 of the Plan.

        1.42 EXCHANGE CONSIDERATION shall have the meaning set forth in the Exchange Agreement.





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        1.43    EXISTING PLANS shall have the meaning set forth in the Exchange
Agreement.

        1.44 FEE CLAIM means a claim for compensation and reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered or expenses incurred prior to the Effective Date.

        1.45 FINAL ORDER shall have the meaning set forth in the Exchange Agreement.

        1.46 GENERAL UNSECURED CLAIM means (i) a Claim for goods, materials or services provided to the respective Debtor or rendered to such Debtor in the ordinary course of business prior to the commencement of its Chapter 11 Case,
(ii) damage Claims arising from the rejection, if any, of executory contracts or unexpired leases pursuant to a Final Order of the Bankruptcy Court or the Plan, (iii) Litigation Claims, and (iv) any Miscellaneous Unsecured Claims. Without limiting the foregoing, (x) in the case of damages for the rejection of an unexpired lease, General Unsecured Claim shall mean the Allowed Claim as determined by operation of subsections 502(b)(6) and 502(g) of the Bankruptcy Code, and (y) in the case of any unsecured claim for reimbursement or contribution of an entity which is liable with the respective Debtor or has secured the claim of a creditor, General Unsecured Claim shall mean the Allowed Claim as determined by operation of Section 502(e) of the Bankruptcy Code. General Unsecured Claim shall not include any Administrative Expense Claim, Priority Tax Claim, Priority Claim, Bank Claim, Senior Secured Note Claim, Miscellaneous Secured Claim, Intercompany Claim, Senior GIN Claim, Subordinated GIN Claim, Indemnity Claim, or Subordinated Debenture Claim.

        1.47 INTERCOMPANY CLAIM means any Claim by one or more of the Debtors against any other of the Debtors, whether based upon an account (as reflected in one or more intercompany book entries), or as otherwise recorded, evidenced, or held.

        1.48 INDEMNITY CLAIM means any Claim relating to or arising from the obligations of any Debtor to indemnify, hold harmless, or reimburse the past or present directors, officers, and any former directors and officers of any of the Debtors, whether or not such service terminated prior to the Petition Date or extended beyond the Petition Date, against any obligation pursuant to, related to, or arising under their respective articles of incorporation, certificates of incorporation, or bylaws (whether in their form as of the Petition Date or as amended on or before the Effective Date), by any other contract of employment or other agreement, or pursuant to state laws or any agreements, or any combination of the foregoing, and including, without limitation, all such obligations as may arise or which may have arisen on, before, or in connection with the Effective Date and the Closing.

        1.49 LITIGATION CLAIMS means the Claims against the Debtors listed in Schedule 5.5 of the Exchange Agreement.

        1.50 MISCELLANEOUS SECURED CLAIM means a Claim, to the extent of the value, as determined by the Bankruptcy Court pursuant to subsection 506(a) of the Bankruptcy Code, of any interest in property of the Estate securing such Claim, including, without limitation, Claims secured





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by mortgages or trust deeds of real property, mechanics' or materialmen's liens, artisans' liens or security deposits, or by miscellaneous personal property such as office furniture, telephone systems, copiers and mailing equipment, including any Claim for principal, unpaid interest thereon, and any related fees, charges or attorneys' fees (including those incurred before the Petition Date in accordance with the instruments evidencing and governing such obligations and those incurred from and after the Petition Date as may be allowed pursuant to section 506(b) of the Bankruptcy Code), and any liens or security interests granted to secure the foregoing. Miscellaneous Secured Claims shall not include any Bank Claim or Senior Secured Note Claim.

         1.51 MISCELLANEOUS UNSECURED CLAIMS means an unsecured claim not entitled to priority under Section 507(a) of the Bankruptcy Code that is not an Administrative Claim, Priority Tax Claim, Priority Claim, Bank Claim, Senior Secured Note Claim, Miscellaneous Secured Claim, Senior GIN Claim, Subordinated GIN Claim, Indemnity Claim, or Subordinated Debenture Claim and which is not included in clauses (i), (ii), or (iii) of Section 1.46 in the definition of General Unsecured Claims. Without limiting the foregoing, in the case of an unsecured claim for reimbursement or contribution of any entity which is liable with the respective Debtor or has secured the claim of a creditor, Miscellaneous Unsecured Claim shall mean the Allowed Claim as determined by operation of Section 502(e) of the Bankruptcy Code.

         1.52 NEW D&O INSURANCE means the policies of directors and officers liability insurance identified in the Exchange Agreement, including those policies, endorsements, or riders to be obtained pursuant to the Exchange Agreement.

         1.53 PALISADE OIL means Palisade Oil, Inc., a Colorado corporation, a wholly-owned subsidiary of Presidio.

         1.54 PETITION DATE or PETITION DATES means the respective dates on which each Debtor, respectively, files or has filed its petition for relief commencing its Chapter 11 Case; provided, however, that in the case of Presidio West only, Petition Date means March 15, 1996.

         1.55 PLAN means this plan of reorganization, as it may be amended, modified or supplemented from time to time in accordance herewith, the Exchange Agreement, the Bankruptcy Code and the Bankruptcy Rules.

         1.56 PRESIDIO means Presidio Oil Company, a Delaware corporation, at all times before, during and after the filing of the Chapter 11 Cases.

         1.57 PRESIDIO COMMON STOCK means all outstanding shares of Class A Common Stock and all outstanding shares of Class B Common Stock in each case determined as of the Record Date.

         1.58 PRESIDIO COMMON STOCK CASH CONSIDERATION shall have the meaning set forth in the Exchange Agreement.





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         1.59    PRESIDIO EXPLORATION means Presidio Exploration, Inc., a
Colorado corporation, a wholly-owned subsidiary of Presidio.

         1.60 PRESIDIO STOCK OPTIONS means any and all options or other rights arising under any stock option plan of Presidio in effect as of the Petition Date and which remain unexercised as of the Confirmation Date.

         1.61 PRESIDIO WARRANTS means any and all warrants or other rights arising under any warrant agreement of Presidio in effect as of the Petition Date and which remain unexercised as of the Confirmation Date.

         1.62 PRESIDIO WEST means Presidio West Virginia, Inc., a Delaware corporation, a wholly-owned subsidiary of Presidio Exploration.

         1.63 PRIORITY CLAIM means a Claim for an amount entitled to priority under subsection 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

         1.64 PRIORITY TAX CLAIM means a Claim entitled to priority under subsection 507(a)(8) of the Bankruptcy Code.

         1.65 PRO RATA SHARE means, with respect to any distribution of property to a class under the Plan, proportionate sharing pursuant to which the ratio of the amount of property distributed on account of an Allowed Claim or Allowed Equity Interest in Presidio Common Stock to the amount of such Allowed Claim or Allowed Equity Interest is the same as the ratio of the total amount of property distributed to such class to the total amount of all Allowed Claims or Allowed Equity Interests in such class.

         1.66 PROPOSED AMENDMENTS means the proposed amendments to the articles or certificate of incorporation of each Debtor, which shall be effective from and after the Effective Date, and which shall be substantially in the form set forth in an Appendix to the Disclosure Statement or as otherwise filed with the Bankruptcy Court prior to the Confirmation Hearing.

         1.67 RECORD DATE means, in accordance with Bankruptcy Rule 3018(a), the date upon which the Bankruptcy Court's order approving the Disclosure Statement is or has been entered, which date shall thereafter govern the eligibility of any holder to vote either to accept or reject the Plan.

         1.68 REMAINING EXCHANGE COMMON STOCK means the number of shares of Exchange Common Stock remaining after (i) deducting the amount of distributions to be made to holders of Allowed Class 5 Claims pursuant to Section 5.03 of the Plan and (ii) the reduction to the Aggregate Common Share Value and the amount of Exchange Common Stock in the amount (A) which would





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otherwise be distributable to Tom Brown in respect of its Class 5 Claims and
(B) that is made pursuant to clause (iii) of Section 5.09 of the Plan.

         1.69 REORGANIZED DEBTOR(S) means, individually or collectively, as the context requires, the Debtors on and after the Effective Date.

         1.70    REORGANIZED PRESIDIO means Presidio on and after the Effective
Date.

         1.71 SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by the respective Debtor as required by Section 521 of the Bankruptcy Code and the Bankruptcy Rules.

         1.72 SENIOR GAS INDEXED NOTES means the $100,000,000 original principal amount of Senior Gas Indexed Notes due 2002 issued under the Senior GIN Indenture and any Claim arising thereunder or relating thereto.

         1.73 SENIOR GIN CLAIM means a Claim against any of the Debtors arising under or relating to the Senior Gas Indexed Notes or the Senior GIN Indenture, including, without limitation, (x) any Claim for principal, unpaid interest thereon, and any related fees, charges or attorneys' fees incurred before the Petition Date, and any liens granted to secure the foregoing and (y) a Claim against any Debtor for any guaranty, including any applicable Subsidiary Guaranty, of the Senior Gas Indexed Notes and any liens or security interests granted to secure the foregoing or relating thereto.

         1.74 SENIOR GIN INDENTURE means the Indenture, dated as of August 6, 1993, among Presidio, various of its subsidiaries and U.S. Trust Company of New York, as Indenture Trustee, relating to the Senior Gas Indexed Notes.

         1.75 SENIOR SECURED NOTES means the $75,000,000 original principal amount of 11.5% Senior Secured Notes due 2000 issued under the Senior Secured
Note Indenture and any Claim arising thereunder or relating thereto.

         1.76 SENIOR SECURED NOTE CLAIM means a Claim against any of the Debtors arising under or relating to the Senior Secured Notes or the Senior Secured Note Indenture, including, without limitation, (x) any Claim for principal, unpaid interest thereon, and any related fees, charges or attorneys' fees, and any liens granted to secure the foregoing and (y) any Claim against a Debtor for any guaranty, including any applicable Subsidiary Guaranty, of the Senior Secured Notes and any liens or security interests granted to secure the foregoing or relating thereto.

         1.77 SENIOR SECURED NOTE INDENTURE means the Indenture, dated as of August 6, 1993, among Presidio, various of its subsidiaries and U.S. Trust Company of New York, as Indenture Trustee, relating to the Senior Secured Notes.





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         1.78    SUBORDINATED DEBENTURES means the $50,000,000 original
principal amount of 9% Convertible Subordinated Debentures due 2015 issued under the Subordinated Debenture Indenture and any Claim arising thereunder or relating thereto.

         1.79 SUBORDINATED DEBENTURE CLAIM means a Claim against any of the Debtors arising under or relating to the Subordinated Debentures or the Subordinated Debenture Indenture, including (x) any Claim for principal, unpaid interest thereon, and any related fees, charges or attorneys' fees, and any liens granted to secure the foregoing and (y) a Claim against any Debtor for any guaranty, including any applicable Subsidiary Guaranty, of the Subordinated Debentures, including any liens or security interests granted to secure the foregoing or relating thereto.

         1.80 SUBORDINATED DEBENTURE INDENTURE means the Indenture, dated as of February 14, 1990, among Presidio and the Bank of Montreal Trust Company, as Indenture Trustee, relating to the Subordinated Debentures.

         1.81 SUBORDINATED GAS INDEXED NOTES means the $100,000,000 original principal amount of Senior Subordinated Gas Indexed Notes due 1999 issued under the Subordinated GIN Indenture and any Claim arising thereunder or relating thereto.

         1.82 SUBORDINATED GIN CONVENIENCE CLAIM means a Claim against any of the Debtors arising under or relating to the Senior Subordinated Gas Indexed Notes or the Subordinated GIN Indenture, including, without limitation, (x) any Claim for principal, unpaid interest thereon, and any related fees, charges or attorneys' fees, and any liens granted to secure the foregoing and (y) a Claim against any Debtor for any guaranty, including any applicable Subsidiary Guaranty, of the Subordinated Gas Indexed Notes and any liens or security interests granted to secure the foregoing or relating thereto.

         1.83 SUBORDINATED GIN INDENTURE means the Indenture, dated as of February 16, 1989, among Presidio, various of its subsidiaries and U.S. Trust Company of New York, as Indenture Trustee, relating to the Subordinated Gas Indexed Notes.

         1.84 SUBSIDIARY GUARANTY means any guaranty or other agreement whereby any Debtor is, has become, or may be liable with, or has secured or may secure a Claim against any other Debtor, including, without limitation, any guaranty of collection, payment, or performance.

         1.85    TOM BROWN means Tom Brown, Inc., a Delaware corporation.

         1.86 TOM BROWN COMMON STOCK shall have the meaning set forth in the Exchange Agreement.






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                                   ARTICLE II

                        CLASSES OF CLAIMS AND INTERESTS

         2.01 The Plan constitutes a separate plan of reorganization for each Debtor, and each class of Claims and Equity Interests identified below constitutes a separate class for each Debtor unless otherwise indicated. All Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, are placed in the following classes for each of the Debtors. The following are the respective classes of Claims against and Equity Interests in the respective Debtors, without any substantive consolidation of the Debtors. Joint references to classes of more than one Debtor herein are for convenience and ease of reference only, and do not indicate the assumption of liabilities of any of the Debtors by any of the other Debtors.

         (a)     Class 1 -- Priority Claims.
         (b)     Class 2 -- Bank Claims.
         (c)     Class 3 -- Senior Secured Note Claims.
         (d)     Class 4 -- Miscellaneous Secured Claims.
         (e)     Class 5 -- Senior GIN Claims.
         (f)     Class 6 -- General Unsecured Claims.
         (g)     Class 7 -- Subordinated GIN Convenience Claims.
         (h)     Class 8 -- Indemnity Claims.
         (i)     Class 9 -- Subordinated Debenture Claims.
         (j)     Class 10 -- Intercompany Claims.
         (k)     Class 11 -- Intercompany Equity Interests.
         (l)     Class 12 -- Presidio Common Stock.
         (m)     Class 13 -- Presidio Stock Options.
         (n)     Class 14 -- Presidio Warrants.





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                                  ARTICLE III

                        TREATMENT OF UNCLASSIFIED CLAIMS

         3.01 UNCLASSIFIED CLAIMS. In accordance with subsection 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified herein.

         3.02 ADMINISTRATIVE EXPENSE CLAIMS GENERALLY. Subject to the Administrative Bar Date and except as otherwise provided herein, unless otherwise agreed by the holder of an Administrative Expense Claim and the applicable Debtor, each holder of an Allowed Administrative Expense Claim will receive, in full satisfaction of its Claim, Cash equal to the amount of such Administrative Expense Claim on the later of fifteen (15) Days after the Effective Date or the date such Claim is due and payable by its terms or, if such Administrative Expense Claim does not become an Allowed Claim as of the Effective Date, thirty (30) Business Days after the date the order allowing such Claim becomes a Final Order.

         3.03 STATUTORY FEES. On or before the Effective Date, all fees payable pursuant to section 1930 of title 28, United States Code, will be paid in Cash.

         3.04 ADMINISTRATIVE EXPENSE CLAIMS FOR GOODS, MATERIALS AND SERVICES INCURRED IN THE ORDINARY COURSE OF BUSINESS. Administrative Expense Claims based on liabilities incurred by one or more of the Debtors for goods, materials, and services delivered, obtained, or received in the ordinary course of business (which includes, without limitation, such expenses as they relate to the ordinary course of drilling, operation or maintenance of any oil or gas well, property or prospect and in carrying out such Debtor's general and administrative operations) will be assumed and paid by the applicable Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Expense Claims, and, unless the Bankruptcy Court orders otherwise, holders of Administrative Expense Claims based on liabilities incurred by one or more of the Debtors for goods, materials, and services delivered, obtained, or received in the ordinary course of business (which includes, without limitation, such expenses as they relate to the ordinary course of drilling, operation or maintenance of any oil or gas well, property or prospect and in carrying out such Debtor's general and administrative operations) will not be required to file or serve a request for payment of such Claim, and will not be subject to the Administrative Bar Date referenced in
Section 3.05(a) of the Plan.

         3.05    BAR DATES FOR ADMINISTRATIVE EXPENSE CLAIMS.

         (a) GENERAL BAR DATE PROVISIONS. Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Claims and that do not file and serve a request by the applicable Administrative Bar Date will be forever barred from asserting such Claims against the Debtors, as reorganized, or their respective property; and





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
         (b) PROCEDURES AND LIMITATIONS APPLICABLE TO FEE CLAIMS. (i) At least ten days prior to the actual commencement of the Confirmation Hearing, entities intending to assert and request payment of Fee Claims shall file with the Bankruptcy Court a written estimate of the maximum amount of compensation and reimbursement of expenses to be requested for the period through the Effective Date. Unless the Bankruptcy Court orders otherwise, and subject to subsection (iii) below, such estimates shall thereafter establish the maximum amounts which may thereafter be Allowed with respect to such entity, and any Fee Claims for which such a written maximum estimate is not timely filed shall be forever barred. (ii) Subject to the immediately foregoing subsection (i), entities asserting and requesting payment of Fee Claims must file and serve on Presidio, Tom Brown, and their respective counsel, and on such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or by other order of the Bankruptcy Court a fee application within the later of fifteen
(15) Business Days after the Effective Date and twenty (20) Business Days after the entry of the Confirmation Order or such other date as the Bankruptcy Court may fix after motion and a hearing, and any and all objections to any such fee applications shall be filed within ten (10) Business Days after such filing deadline. The Bankruptcy Court shall retain jurisdiction to determine all such fee applications and Fee Claims. (iii) In any event, unless the Debtors and Tom Brown agree otherwise, the maximum amount of Allowed Fee Claims shall be determined prior to Closing.

         3.06 PAYMENT OF PRIORITY TAX CLAIM. (a) Pursuant to subsection 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of a Priority Tax Claim will receive, in full satisfaction of its Allowed Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Allowed Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at seven percent (7%) per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Allowed Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to such Claim). Unless otherwise agreed by the holder of such Claim and the applicable Debtor or Reorganized Debtor, the first payment will be payable one year after the Effective Date or, if the Allowed Priority Tax Claim is not Allowed within one year after the Effective Date, a date which is not later than thirty (30) days after the date on which an order allowing such Claim becomes a Final Order;

         (b) Notwithstanding anything to the contrary in Section 3.06(a) of the Plan, the Reorganized Debtors may pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.

                                   ARTICLE IV

                        IDENTIFICATION AND TREATMENT OF
                        CLASSES NOT IMPAIRED UNDER PLAN

         The following treatment shall be provided for the enumerated classes of the respective Debtors, without any substantive consolidation of the Debtors. Joint references to classes of more than one Debtor herein are for convenience and ease of reference only, and do not indicate the assumption of liabilities of any of the Debtors by any other Debtor. The treatment and the consideration received by holders of allowed Claims or Equity Interests pursuant to this Article IV shall be in full satisfaction, release and discharge of such holders' Claims against each of the Debtors and any other Claims, obligations, rights, causes of action and liabilities which such holder may be entitled to assert against any of the Debtors, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising or based in whole or in part upon any act, omission or other occurrence taking place on or prior to the Effective Date.

         4.01 CLASS 1 - PRIORITY CLAIMS. Unless otherwise agreed, each Priority Claim that becomes an Allowed Claim against any of the Debtors shall, at the applicable Reorganized Debtor's sole option, either (a) be paid the Allowed amount of such Priority Claim in full, in Cash, by the Debtor or Debtors obligated on such Claim on or promptly after the later of the Effective Date and the date such Claim becomes an Allowed Claim; or (b) be paid or performed in accordance with the terms and conditions of each agreement relating thereto in the ordinary course of such Reorganized Debtor's business.

         4.02 CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Unless otherwise agreed, each holder of an Allowed Miscellaneous Secured Claim shall be treated, at the sole option of the respective Reorganized Debtor obligated thereon, notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, in one of the following three ways: (i) the applicable Debtor will, on or promptly after the Effective Date, (A) cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in subsection 365(b)(2) of the Bankruptcy Code, (B) reinstate the maturity of such Claim as such maturity existed before such default, (C) compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law and (D) execute a written undertaking in favor of such holder, whereby the respective Debtor assumes such Claim and, except as permitted in clauses (A), (B) and (C) hereof, does not otherwise alter the legal, equitable or contractual rights of such holder with respect to such Claim; (ii) the respective Reorganized Debtor will, on or promptly after the Effective Date, pay Cash equal to such holder's Allowed Claim; or (iii) the respective Debtor will, on or promptly after the Effective Date, distribute to the holder of the Claim the property securing such Claim.

         4.03 CLASS 6 - GENERAL UNSECURED CLAIMS. Each General Unsecured Claim that becomes an Allowed Claim shall be assumed by, and become a liability of, the Reorganized Debtor obligated on such Allowed Claim and shall (a) be paid in full by the Debtor or Debtors obligated on such Claim on or promptly after the later of the Effective Date and, if such Claim is a Disputed Claim, the date such Claim becomes an Allowed Claim or, (b) if such Claim is not due and payable by the Effective Date, be paid or performed in accordance with the terms and conditions of each agreement relating thereto in the ordinary course of such Reorganized Debtor's business; provided, that no payment shall be made on a date later than that required in the Exchange Agreement.

         4.04 CLASS 7 - SUBORDINATED GIN CONVENIENCE CLAIMS. Allowed Subordinated GIN Convenience Claims will, on or promptly after the Effective Date, be paid in full in Cash so that such Claims are deemed redeemed in accordance with the terms of the Subordinated GIN Indenture. On the Effective Date, the Subordinated Gas Indexed Notes and any Subsidiary Guaranty thereon shall be canceled, and the Debtors shall each be relieved of any further obligations thereunder.

         4.05 CLASS 10 - INTERCOMPANY CLAIMS. Intercompany Claims are not impaired.

         4.06 CLASS 11 - INTERCOMPANY EQUITY INTERESTS. Intercompany Equity Interests are not impaired.

                                  ARTICLE V

                       IDENTIFICATION AND TREATMENT OF
                         CLASSES IMPAIRED UNDER PLAN

         Article V is proposed solely by the Debtors and not by Tom Brown. The following treatment shall be provided for the enumerated Classes of the respective Debtors, without any substantive consolidation of the other Debtors. Joint references to more than one Debtor herein are for convenience and ease of reference only, and do not indicate the assumption of liabilities of any of the Debtors by any other Debtor. The treatment and the consideration received by the holders of Allowed Claims or Equity Interests pursuant to this Article V shall be in full satisfaction, release and discharge of such holders' Claims against each and all of the Debtors, any other Claims, obligations, rights, causes of action, liabilities, or interests (including Equity Interests) which such holder may be entitled to assert against or with respect to any of the Debtors, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, whether based in whole or in part upon any act, omission or other occurrence taking place or accruing on or prior to the Effective Date.

         5.01 CLASS 2 - BANK CLAIMS. In full satisfaction, discharge and release of the Bank Claims, the Agent Bank, on behalf of the Banks, shall receive from the Exchange Agent on or promptly after the Effective Date, Cash equal to the Allowed Bank Claim; provided, however, that any letters of credit issued under or in connection with the Bank Claims shall be substituted in accordance with Section 4.26 of the Exchange Agreement; and, further provided, however, that the Allowed Bank Claim shall include post-petition interest computed at the contractual non-default rate contained in the Bank Credit Agreement but in any event shall not include (x) interest on any outstanding letters of credit which have not been drawn upon by the beneficiaries thereof and (y) post-petition interest computed in excess of the contractual non-default rate contained in the Bank Credit Agreement. On the Effective Date, but in any event contemporaneously with and not before the payments to the Agent Bank contemplated in this Section, the Bank Claims, all Subsidiary Guaranties thereon and all liens and security interests which secure repayment of the Bank Claims or the Subsidiary Guarantees shall be transferred absolutely and unconditionally to Tom Brown in accordance with the Exchange Agreement and Section 8.05 of the Plan. Subject to the limitations of Section 5.09(b)(iii) of the Plan, the Agent Bank, on behalf of the Banks, may also receive on or promptly after the Effective Date the additional increment of Exchange Consideration specified therein, but distribution of this additional consideration need not be contemporaneous with and may occur after the transfer of liens, security interests and Subsidiary Guarantees to Tom Brown.

         5.02 CLASS 3 - SENIOR SECURED NOTE CLAIMS. In full satisfaction, discharge and release of all Claims against each of the Debtors, each holder of Allowed Claims in Class 3 shall receive from the Exchange Agent on or promptly after the Effective Date, the sum of $1,050.40 for each $1,000 principal amount of Senior Secured Notes. On the Effective Date, the Senior Secured Notes, all Subsidiary Guaranties thereon and all liens and security interests arising thereunder which secure repayment of the Senior Secured Claims shall be transferred absolutely and unconditionally to Tom Brown in accordance with the Exchange Agreement and Section 8.05 of the Plan. Subject to the limitations of
Section 5.09(b) of the Plan, Class 3 may also receive on or promptly after the Effective Date the additional increment of Exchange Consideration specified therein.

         5.03 CLASS 5 - SENIOR GIN CLAIMS. In full satisfaction, discharge and release of all Claims against each of the Debtors, each holder of an Allowed Senior GIN Claim shall receive from the Exchange Agent on or promptly after the Effective Date (i) in the event that Class 5 accepts the Plan, its Pro Rata Share of 83% of the Exchange Common Stock, or (ii) in the event that Class 5 rejects the Plan, its Pro Rata Share of 78.85% of the Exchange Common Stock. No distributions of Exchange Common Stock will be made to Tom Brown on account of its Class 5 Claims, and, after making the above calculation of the allocation of Exchange Common Stock contemplated by this Section 5.03, the amount of Exchange Common Stock and Aggregate Common Share Value will be reduced by such amounts otherwise allocable or distributable to Tom Brown's Class 5 Claims. On the Effective Date, the Senior Gas Indexed Notes and all Subsidiary Guaranties thereon shall be transferred absolutely and unconditionally to Tom Brown in accordance with the Exchange Agreement and
Section 8.05 of the Plan. Subject to the limitations of Section 5.09(b)(i) and (ii) of the Plan, Class 5 may also receive on or promptly after the Effective Date the additional increment of Exchange Consideration specified therein.

         5.04 CLASS 8 - INDEMNITY CLAIMS. Indemnity Claims shall receive no distributions under the Plan and shall be discharged against each of the Debtors, except that, pursuant to Section 4.15 of the Exchange Agreement, Tom Brown shall use its reasonable efforts to obtain and maintain or cause the Reorganized Debtors to obtain and maintain in effect the New D&O Insurance.

         5.05 CLASS 9 - SUBORDINATED DEBENTURE CLAIMS. In full satisfaction, discharge and release of all Claims against each of the Debtors, each holder of an Allowed Subordinated Debenture Claim shall receive (i) in the event that Classes 5 and 9 accept the Plan, from the Exchange Agent, on or promptly after the Effective Date, its Pro Rata Share of 83.25% of the Remaining Exchange Common Stock or (ii) in the event that either of Classes 5 or 9 rejects the Plan, no distributions. On the Effective Date, all outstanding Subordinated Debentures and Subsidiary Guaranties thereof shall be transferred absolutely and unconditionally to Tom Brown in accordance with the Exchange Agreement and Section 8.05 of the Plan. Subject to the limitations of Section 5.09(b)(i) of the Plan, Class 9 may also receive on or promptly after the Effective Date the additional increment of Exchange Consideration specified therein.

         5.06 CLASS 12 - PRESIDIO COMMON STOCK. In full satisfaction, discharge, release of all Presidio Common Stock, each holder of an Allowed Equity Interest in Presidio Common Stock shall receive (i) in the event that each of Classes 5, 9 and 12 accepts the Plan, from the Exchange Agent, on or promptly after the Effective Date, its Pro Rata Share of (x) 16.75% of the Remaining Exchange Common Stock and (y) the Presidio Common Stock Cash Consideration or (ii) if any of Classes 5, 9 or 12 rejects the Plan, no distributions. On the Effective Date, all certificates evidencing Presidio Common Stock shall be transferred absolutely and unconditionally to Tom Brown in accordance with the Exchange Agreement and Section 8.05 of the Plan.

         5.07 CLASS 13 -- PRESIDIO STOCK OPTIONS. Holders of Presidio Stock Options shall receive and retain nothing under the Plan, and are deemed to reject the Plan. From and after entry of the Confirmation Order, holders of Presidio Stock Options may not exercise such Presidio Stock Options in any manner, and all instruments evidencing such Presidio Stock Options shall, upon the Effective Date, be canceled and thereafter deemed null and void.

         5.08 CLASS 14 -- PRESIDIO WARRANTS. Holders of Presidio Warrants shall receive and retain nothing under the Plan, and are deemed to reject the Plan. From and after entry of the Confirmation Order, holders of Presidio Warrants may not exercise such Presidio Warrants in any manner, and all instruments evidencing such Presidio Warrants shall, upon the Effective Date, be canceled and thereafter deemed null and void.

         5.09 REALLOCATION OF AND REDUCTION IN AGGREGATE COMMON SHARE VALUE AND NUMBER OF SHARES OF EXCHANGE COMMON STOCK ISSUED. (a) If: (i) any of Class 5, Class 9, or Class 12 rejects the Plan, then Class 12 shall receive no distributions under the Plan; (ii) either Class 5 or Class 9 rejects the Plan, then Class 9 shall receive no distributions under the Plan; and, (iii) Class 5 rejects the Plan, then Class 5 shall receive the distribution provided for in Clause (ii) of Section 5.03 of the Plan.

         (b) If (i) Class 12 rejects the Plan but the Plan is accepted by Classes 5 and 9, then the Exchange Consideration that otherwise would have been distributed to Class 12 had it accepted the Plan shall be reallocated to Classes 3, 5, and 9 ratably, according to the ratio of the Exchange Consideration which would otherwise have been distributed to each of Classes 3, 5 and 9 compared to the total amount of the Exchange Consideration which would otherwise have been distributed to Classes 3, 5, and 9, and distributed Pro Rata as additional Exchange Consideration within each of Classes 3, 5, and 9; (ii) Class 9 rejects the Plan but the Plan is accepted by Class 5 (and without regard to whether Class 12 votes to accept or reject the Plan), then the Exchange Consideration that otherwise would have been distributed to Classes 9 and 12 had each such Class accepted the Plan shall be reallocated to Classes 3 and 5 ratably, according to the ratio of the Exchange Consideration which would otherwise have been distributed to each of Classes 3 and 5 compared to the total amount of the Exchange Consideration which would otherwise have been distributed to Classes 3 and 5, and distributed Pro Rata as additional Exchange Consideration within each of Classes 3 and 5; and (iii) Class 5 rejects the Plan (and without regard to whether Classes 9 or 12 vote to accept or reject the Plan), then the Exchange Consideration that otherwise would have been distributable to Classes 5 (as if Clause (i) of Section 5.03 of the Plan were applicable and less the Exchange Consideration actually distributable to Class 5 by operation of Clause
(ii) of Section 5.03 of the Plan), 9, and 12 had each such Class accepted the Plan shall be reallocated to and distributed as additional Exchange Consideration in the following order of priority:

         FIRST, Pro Rata within Class 3 unless and until each Allowed Claim in Class 3 is paid in full with interest in accordance with the terms of the Senior Secured Notes without reference to any limitation on payment otherwise applicable pursuant to Section 5.02 of the Plan;

         SECOND, Pro Rata within Class 2 until each Allowed Claim in Class 2 is paid in full with interest in accordance with the terms of the Bank Credit Agreement and without reference to any limitation on payment otherwise applicable pursuant to Section 5.01 of the Plan; and

         THIRD, Pro Rata within Class 5 until each Allowed Claim in Class 5 is paid in full with interest in accordance with the terms of the Senior Gas Indexed Notes without reference to any limitation on payment otherwise applicable pursuant to Section 5.03 of the Plan.

                                   ARTICLE VI

                        ACCEPTANCE OR REJECTION OF PLAN

         6.01 VOTING CLASSES. Each holder of an Allowed Claim in Classes 2, 3, 5, 8 and 9 or an Allowed Equity Interest in Class 12, respectively, shall be entitled to vote to accept or reject the Plan as to all Debtors.

         6.02 DEEMED ACCEPTANCE OF PLAN. Classes 1, 4, 6, 7, 10 and 11 respectively, are unimpaired under the Plan and, therefore are also conclusively presumed to accept the Plan as to all Debtors.

         6.03 DEEMED REJECTION OF PLAN. Classes 13 and 14 shall receive and retain nothing under the Plan and, accordingly, are deemed to reject the Plan. Confirmation of the Plan as to such Classes shall be pursuant to subsection 1129(b)(2)(C)(ii) of the Bankruptcy Code. In the event that Classes

9 or 12 receive and retain no distributions by virtue of a rejection of the Plan by Classes 5, 9, or 12, then Classes 9 or 12, respectively, will also be deemed to reject the Plan.

         6.04 NONCONSENSUAL CONFIRMATION. The Debtors and Tom Brown reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with subsection 1129(b) of the Bankruptcy Code as to any impaired Class notwithstanding the actual or deemed rejection by such impaired classes, in addition to Classes 13 and 14. In the event that Classes 9 or 12 receive and retain no distributions by virtue of a rejection of the Plan by Classes 5, 9, or 12, or if Class 5 receives a reduced distribution by virtue of a rejection of the Plan by Class 5, the Debtors and Tom Brown also reserve the right to request confirmation of the Plan in accordance with subsection 1129(b) of the Bankruptcy Code as to Classes, 5, 9, or 12, respectively, and as appropriate.

         6.05 ONE VOTE PER HOLDER. If a holder of a Claim holds more than one Claim in any one class, all Claims of such holder in such class shall be aggregated and deemed to be one Claim for purposes of determining the number of Claims and claimants voting for or against the Plan.

                                  ARTICLE VII

         PROCEDURES FOR DISTRIBUTIONS AND TREATMENT OF DISPUTED CLAIMS

         7.01 EXCHANGE CONSIDERATION AND THE EXCHANGE FUND. (a) PAYMENT ON CLOSING. At the Closing, Tom Brown shall pay or issue (in accordance with Section 2.4 of the Exchange Agreement) the Exchange Consideration.

         (b) DEPOSIT OF EXCHANGE CONSIDERATION. At the Closing, Tom Brown shall deposit with the Exchange Agent, the Exchange Consideration, including certificates representing the Exchange Common Stock. The Cash Consideration shall be tendered and paid to the Exchange Agent in immediately available funds. The Exchange Agent shall hold and distribute the Exchange Consideration in accordance with the Plan.

         (c) DELIVERY TO REORGANIZED PRESIDIO. Any portion of the Exchange Consideration held by the Exchange Agent that is not distributed pursuant to the Plan within ninety (90) days after the Closing Date shall, upon Reorganized Presidio's request, be delivered to Reorganized Presidio. Thereafter, a Distributee shall look only to the Reorganized Presidio for distribution of that portion and amount of the Exchange Consideration (including any dividends or distributions made in respect of Exchange Common Stock but excluding interest on such amount) that such Distributee is entitled to receive pursuant to the Plan.

         7.02    PROCEDURES FOR THE EXCHANGE AND SURRENDER OF INSTRUMENTS.

         (a) DEBT INSTRUMENTS. No distribution shall be made to or on behalf of a holder of a Claim in Classes 2, 3, 5, 7, or 9 under the Plan unless and until such holder, in accordance with written instructions to such holder from Presidio, shall have surrendered to the Exchange Agent, as may be applicable, the promissory notes and any other instruments representing such holder's Allowed Bank Claims in the case of Class 2 Claims, all certificates and any other instruments representing such holder's Allowed Senior Secured Note Claims in the case of Class 3 Claims, all certificates and any other instruments representing such holder's Allowed Senior GIN Claims in the case of Class 5 Claims, all certificates and other instruments representing such holder's Allowed Subordinated GIN Convenience Claims in the case of Class 7 Claims, and all certificates and other instruments representing such holder's Allowed Subordinated Debenture Claims in the case of Class 9 Claims;

         (b) PRESIDIO COMMON STOCK. Distributions, if any, to be made to or on behalf of a holder of a Class 12 Equity Interest under the Plan shall not be made unless and until such holder, in accordance with written instructions to such holder from Presidio, shall have surrendered to the Exchange Agent all certificates and other instruments representing its Presidio Common Stock certificate;

         (c) LOST OR STOLEN INSTRUMENTS. Any holder of a Claim or Equity Interest in Classes 2, 3, 5, 7, 9 or 12 whose instruments or certificates evidencing such Claims or Equity Interests have been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such instruments, deliver to the Exchange Agent (i) evidence satisfactory to Presidio and the Exchange Agent of the loss, theft, mutilation, or destruction of such instruments or certificates and (ii) such security or indemnity as may be reasonably required by Presidio and the Exchange Agent to hold Presidio and the Exchange Agent harmless with respect thereto; and,

         (d) LIMITATION PERIOD FOR THE SURRENDER OF INSTRUMENTS. Any holder of a Claim or Equity Interest in Classes 2, 3, 5, 7, 9 or 12 that has not satisfied the applicable requirements of this Section 7.02 of the Plan within two (2) years after the Effective Date shall receive no distribution on account of such Claims or Equity Interests, and shall be forever barred from asserting such Claim or Equity Interest. To the extent permitted by applicable law, any Exchange Consideration which has not been distributed from and after the second anniversary of the Effective Date (other than Exchange Consideration reserved in connection with disputed Claims or Equity Interests) shall become the property of Reorganized Presidio, free and clear of any Claims or Equity Interests.

         7.03    CASH DISTRIBUTIONS UNDER PLAN.

         (a) IN GENERAL. Any cash distributions to Classes 2, 3, 7, and 12 provided for herein, or to Classes 5 or 9 if and to the extent provided in
Section 5.09(b), if applicable, shall be made by the Exchange Agent from the Exchange Consideration. All cash distributions to other Classes shall be made by the respective Reorganized Debtors obligated thereon from their respective cash balances and operations; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable each Reorganized Debtor to satisfy its obligations under the Plan.

         (b) TIMING. Except as otherwise provided (and subject to the provisions herein relating to the surrender and exchange of instruments), the Exchange Agent or the respective Debtors, as the case may be, shall make all distributions of cash and property pursuant to the Plan on or within fifteen
(15) Business Days (x) after the Effective Date or (y) in the case of Disputed Claims or Disputed Equity Interests, after a Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

         (c) INVESTMENT IN CASH. Cash held by the Exchange Agent or otherwise held by the Debtors for distribution hereunder shall be invested by the Exchange Agent in United States Treasury Bills, interest-bearing certificates of deposit, interest-bearing savings accounts and investments permitted by Section 345 of the Bankruptcy Code.

         (d) MANNER OF PAYMENT UNDER PLAN. Any payment of Cash made by the Exchange Agent or Debtors, respectively, pursuant to the Plan may be made either by check drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Exchange Agent or Debtors, respectively.

         (e) FRACTIONAL DOLLARS/SHARES. No fractional shares of the Exchange Common Stock shall be issued to a Distributee. The Exchange Agent shall, on behalf of all Distributees otherwise entitled to receive fractional shares of Exchange Common Stock, promptly following the Closing, aggregate such fractional shares of Exchange Common Stock and sell the resulting whole shares of Exchange Common Stock for the account of such Distributees, and such Distributees shall be entitled to receive their allocable portion of the net proceeds of the sale thereof.

         (f) DE MINIMIS DISTRIBUTIONS. Except for distributions pursuant to Sections 5.06 or 7.03(e) of the Plan, no cash payment of less than $5.00 shall be made by the Exchange Agent or the Debtors, respectively, to any holder of a Claim unless a request therefor is made in writing to the party, including the Exchange Agent or Debtors, respectively, responsible hereunder for making such payment.

         7.04 RESERVE OF CASH FOR DISPUTED ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS, PRIORITY CLAIMS, MISCELLANEOUS SECURED CLAIMS, AND GENERAL UNSECURED CLAIMS. In the sole discretion of each Reorganized Debtor, such Reorganized Debtor may segregate from its available cash an amount of cash equal to such Debtor's estimate of its disputed Administrative Expense Claims, Priority Tax Claims, Priority Claims, Miscellaneous Secured Claims, and General Unsecured Claims allegedly owed by such Debtor. Cash, if any, so segregated shall be held in interest bearing accounts for the benefit of holders of such Disputed Claims pending determination of their entitlement thereto. Such Reorganized Debtor shall have the right to seek an order of the

Bankruptcy Court, after notice and a hearing, estimating or limiting the amount of any Disputed Claim for purposes of such discretionary reserves.

         7.05 DISTRIBUTION OF SEGREGATED CASH FUND. Cash segregated pursuant to Section 7.04 hereof shall be distributed by the respective Reorganized Debtor to the holder of a disputed Administrative Expense Claim, Priority Tax Claim, Priority Claim, Miscellaneous Secured Claim or General Unsecured Claim, respectively, when, and to the extent that, (i) such Disputed Claim becomes an Allowed Claim pursuant to a Final Order or (ii) the respective Debtor otherwise compromises and settles any such Disputed Claim subject to the approval of the Bankruptcy Court. Such distribution shall be made to the holder of such Claim in accordance with the terms of the Plan to the extent such Disputed Claim becomes an Allowed Claim. To the extent that such a Disputed Claim ultimately becomes an Allowed Claim in an amount less than the amount of the Disputed Claim, the resulting surplus shall be released to the respective Debtor for its unrestricted use.

         7.06 ACCRUED DISTRIBUTIONS ON ACCOUNT OF ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS. The holder of an Allowed Claim or Allowed Equity Interest in Classes 5, 9 and 12, and in Classes 2 and 3 if and to the extent provided in
Section 5.09(b), if applicable, otherwise entitled to a distribution under the Plan shall be entitled to receive dividends and other distributions with respect to the Exchange Common Stock to be distributed to such Distributee pursuant to the Plan upon such holder's compliance with the requirements of
Section 7.02(a) or (b) of the Plan, as applicable.

         7.07 VOTING OF EXCHANGE COMMON STOCK BY HOLDERS OF ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS. Prior to full compliance by a holder of an Allowed Claim or Allowed Equity Interest in Classes 5, 9 or 12, or in Classes 2 and 3 if and to the extent provided in Section 5.09(b), if applicable, with the exchange and surrender requirements set forth in Section 7.02(a) or (b) of the Plan, as applicable, and the actual distribution by the Exchange Agent to such holder of any shares of Exchange Common Stock to such holder in accordance with the Plan, such holder shall have no right to vote such shares of Exchange Common Stock or to direct or request the Exchange Agent, Reorganized Presidio, or any other person to vote or to refrain from voting such shares.

         7.08 RESOLUTION OF DISPUTED CLAIMS. The Debtors, Tom Brown, or Reorganized Presidio, as the case may be, shall determine whether any Claim is disputed. After such determination, the respective Debtor, Tom Brown, or Reorganized Presidio shall file an objection to each such Disputed Claim and shall serve a copy of the objection on the holder thereof as soon as practicable. Unless otherwise provided by the Plan or ordered by the Bankruptcy Court, all objections by any Debtor, Tom Brown, Reorganized Presidio, or any other party in interest to any Claims must be filed and served upon the holders of such Claims (and upon counsel for the Debtors and Tom Brown if filed by another party in interest) on or before 180 days after the Effective Date.

                                  ARTICLE VIII

                          MEANS FOR EXECUTION OF PLAN

         8.01 GENERAL. Subject to the provisions of the Plan and the Exchange Agreement, on the Effective Date, Tom Brown shall be the holder of one hundred percent (100%) of the then-issued and outstanding stock of Reorganized Presidio. The Bank Claims and the Debt Obligations shall be discharged.

         8.02 CORPORATE ACTION. (a) Upon entry of the Confirmation Order, all actions reasonably required in and by virtue of the Exchange Agreement and the Plan, including, without limitation, the items expressly enumerated in either the Exchange Agreement or in the Plan, shall be authorized and approved in all respects and will occur and be effective without further action, authorization, or approval by the Debtors, any of the Debtors' shareholders, officers, or directors, or, except as enumerated herein or in the Bankruptcy Code, by the Bankruptcy Court.

         (b) On or before the Effective Date, or as soon thereafter as is practicable, Presidio shall file with the Secretary of State of the State of Delaware in accordance with section 303 of the DGCL the Proposed Amendment that shall, among other things, prohibit each Debtor from creating, designating, authorizing or causing to be issued any class or series of nonvoting stock. On the Effective Date, the Proposed Amendments to the articles or certificate of incorporation of each Debtor shall automatically become effective, and all other matters provided under the Plan involving the corporate structure of any of the Debtors or Reorganized Presidio, or corporate action by any of these, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders, the directors of Reorganized Presidio, or Reorganized Presidio.

         (c) On and after the Confirmation Date, the appropriate officers of each of the Debtors are authorized and directed to execute and deliver, in the name and on behalf of each Debtor, all agreements, documents and instruments contemplated by the Plan and the Disclosure Statement.

         (d) The Exchange Agreement; the adoption of new or amended and restated certificates or articles of incorporation and by-laws or regulations or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; the distribution of cash pursuant to the Exchange Agreement; the issuance and distribution of Exchange Common Stock pursuant to the Exchange Agreement; the grant of mortgages, deeds of trust, liens and other security interests; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases, indentures and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan or the Exchange Agreement involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized

Debtor will occur and be effective as provided herein and/or in the Exchange Agreement, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors or the Reorganized Debtors.

         (e) In the event that, notwithstanding Article II of the Exchange Agreement and Section 8.05 of the Plan, the Presidio Common Stock held by Class 12 is canceled (rather than transferred to Tom Brown as contemplated by Section
8.05 of the Plan), upon the Effective Date, 1000 shares of Presidio Common Stock will then be transferred to Tom Brown upon the Effective Date and upon Tom Brown paying $100 to Presidio in cash.

         8.03 STATUS OF TOM BROWN, INC. Tom Brown shall be deemed an affiliate or successor to the Debtors for the purposes of subsections 1125(e) and 1145(a) of the Bankruptcy Code incident to the issuance and distribution of the Exchange Common Stock and any shares of Tom Brown Common Stock issued pursuant to Section 4.22 of the Exchange Agreement, and not to be an underwriter thereof for any purpose. However, Tom Brown shall have no obligation to the Debtors except as specified in the Exchange Agreement and does not otherwise assume any liabilities of any of the Debtors. No holder of any Claim or Equity Interest in or against any of the Debtors (other than Presidio and Tom Brown or as otherwise provided in Sections 4.15, 4.22, 4.24, 4.25, and 10.06 of the Exchange Agreement) shall have any standing to enforce the Exchange Agreement or to seek any remedy thereunder whatsoever.

         8.04 IMPLEMENTATION OF THE EXCHANGE AGREEMENT. From and after the Confirmation Date, the Debtors shall take all actions contemplated in the Exchange Agreement in anticipation of and in preparation for Closing and shall take all actions as and when contemplated in the Exchange Agreement to implement the Exchange Agreement.

         8.05 ASSIGNMENT TO TOM BROWN OF BANK CLAIMS, GUARANTIES OF THE BANK CLAIMS, SENIOR SECURED NOTES, SENIOR GAS INDEXED NOTES, SUBORDINATED GAS INDEXED NOTES, SUBORDINATED DEBENTURES, SUBSIDIARY GUARANTIES THEREOF, PRESIDIO COMMON STOCK, PRESIDIO STOCK OPTIONS, AND PRESIDIO WARRANTS, AND CANCELLATION OF CERTAIN OTHER AGREEMENTS. On the Effective Date, except to the extent already owned by Tom Brown or canceled pursuant to the Plan of Reorganization, all of (a) the Bank Claims, (b) the Debt Obligations and (c) the Presidio Common Stock shall be transferred absolutely and unconditionally to Tom Brown in exchange for that portion and amount of the Exchange Consideration (if any) allocated to the existing holders of such Claims and Equity Interests as are Allowed Claims or Allowed Equity Interests, pursuant to the Plan. Upon delivery of the Exchange Consideration to the Exchange Agent as provided in
Section 2.4 of the Exchange Agreement, Tom Brown shall be deemed the sole equity holder, and the sole holder of the Bank Claims (subject to the provisions of Section 5.01 of the Plan requiring contemporaneous payment to the Agent Bank) and Debt Obligations, and Presidio's obligations to the holders of the (a) Bank Claims, (b) the Debt Obligations and (c) the Presidio Common Stock under the Plan shall be deemed to be satisfied in full and discharged. As of the Closing Date, the Presidio Stock Options and Presidio Warrants shall be canceled pursuant to the Plan. Tom Brown, as the sole stockholder of Presidio, shall, immediately following the Exchange described in Section

2.1 of the Exchange Agreement, contribute to Presidio all of the Bank Claims and Debt Obligations. No additional shares of Presidio capital stock shall be issued to Tom Brown in exchange therefor. The Bank Claims and Debt Obligations shall thereupon be canceled, terminated, and discharged.

         8.06    EXECUTORY CONTRACTS AND UNEXPIRED LEASES GENERALLY.

                 (a) On the Effective Date, to the extent permitted by applicable law and subject to Section 8.07 hereof, all executory contracts and unexpired leases of the respective Debtors will be assumed in accordance with the provisions of Section 365 of the Bankruptcy Code concurrently with and by virtue of entry of the Confirmation Order (or at the option of Tom Brown, by separate order(s) at such time) other than (i) any and all executory contracts and unexpired leases which are the subject of separate motions filed pursuant to Section 365 of the Bankruptcy Code by any of the Debtors prior to the Confirmation Date, and (ii) any and all executory contracts and unexpired leases rejected prior to entry of the Confirmation Order.

                 (b) All proofs of claim evidencing any Claims arising out of the rejection of contracts or leases at or concurrently with entry of the Confirmation Order under subsection (a) of this Section 8.06 must be filed with the Bankruptcy Court within thirty (30) days after the Confirmation Date or be forever barred. Any Claims arising out of a contract or lease rejected after the Confirmation Date shall be filed within thirty (30) days of entry of the order permitting such rejection unless a different bar date is established in such order.

         8.07 DESIGNATED CONTRACTS. On or before the Effective Date, the Designated Contracts shall be assumed by the applicable Debtors pursuant to
Section 365 of the Bankruptcy Code in accordance with the provisions of the Designated Contract Order.

         8.08 EXEMPTION FROM CERTAIN TRANSFER TAXES. The designated officers of each Debtor or Reorganized Debtor or such other persons as the Bankruptcy Court may designate will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor or such other persons as the Bankruptcy Court may designate will be authorized, pursuant to subsection 1146(c) of the Bankruptcy Code, to certify or attest to any of the foregoing actions. Neither (a) the issuance, transfer or exchange of the Exchange Common Stock; (b) the creation of any mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease; nor
(d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, will be subject to any stamp tax, real estate transfer tax or similar tax.

         8.09 RESIGNATION OF DEBTORS' DIRECTORS AND OFFICERS AND ELECTION OF NEW DIRECTORS AND OFFICERS. The directors and officers of each of the Debtors immediately prior to the Effective Date shall resign as of the Closing Date, and shall thereupon be replaced by designees of Tom Brown who shall be identified at or prior to the conclusion of the Confirmation Hearing.

         8.10 EFFECT OF TERMINATION OF THE EXCHANGE AGREEMENT PRIOR TO CLOSING. If the Exchange Agreement is terminated after the Confirmation Date but prior to Closing, (a) any cancellation of instruments otherwise effected by any provision of this Plan shall be rendered null and void, (b) any instruments surrendered by or on behalf of the previous holders thereof pursuant to any provision of this Plan shall be returned to the party who surrendered same, and the rights and privileges of the holders thereof shall be reinstated subject to the Chapter 11 Cases of the Debtors, (c) the automatic stay shall be reinstated, (d) the Confirmation Order shall, upon request of the Debtors, be vacated so that another plan of reorganization may be subsequently confirmed and, in the event of such termination and vacatur, (i) each of the Debtors shall continue in their Chapter 11 Cases as debtors-in-possession as if the Confirmation Order had not been entered, (ii) any unexpired lease or executory contract assumed or rejected solely by virtue of entry of the Confirmation Order (and not assumed or rejected by a separate order or by operation of law) shall be treated as if it had neither been assumed nor rejected and shall remain subject to rejection, assumption, and assignment, (iii) the Debtors' corporate structure shall be restored as it existed immediately prior to entry of the Confirmation Order, and (iv) all rights, privileges, powers, and duties incident to the Chapter 11 Cases shall be restored to the Debtors as if the Plan had not been confirmed.

         8.11 SUBORDINATION. The provisions of the Plan, including, without limitation, the distribution provisions hereof, take into account the relative priority of the Claims and Equity Interests in each class in connection with any contractual subordination provisions relating thereto, together with other factors such as concessions or tentative concessions by one or more of the classes entitled to assert subordination rights, the costs of an extended bankruptcy proceeding, and the costs of a contested confirmation proceeding. Accordingly, except as to Classes 9 and 12 if Classes 5, 9, or 12 shall have rejected the Plan (so that receipt of a distribution by Classes 9 or 12 is eliminated), the distributions to the holders of any Claim or Equity Interest in Presidio Common Stock shall not be subject to levy, garnishment, attachment or other legal process by any holder of any other Claim or Equity Interest or class of Claims or Equity Interests by reason of claimed contractual subordination rights, and on the Effective Date, all holders of impaired Claims and impaired Equity Interests will be deemed to have waived any and all contractual subordination rights which they may have with respect to such distributions. In such case, the Confirmation Order shall permanently enjoin, as of the Effective Date, all holders of impaired Claims and impaired Equity Interests from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan to the holders of any other Claim or Equity Interest.

         8.12 RETIREE AND OTHER BENEFITS. Pursuant to subsection 1129(a)(13) of the Bankruptcy Code, each Debtor will continue to pay retiree benefits (as that term is defined in Section 1114 of the Bankruptcy Code) on which it is obligated at the level established pursuant to subsection (e)(1)(B) or (g) of Section 1114, at any time prior to confirmation of the Plan, for the duration of the period such Debtor, as the case may be, has obligated itself to provide such benefits. All obligations of any Debtor with respect to the Existing Plans shall be performed in accordance with the Exchange Agreement and to the extent not required thereunder to be so performed at the Closing all such obligations shall be treated as Miscellaneous Unsecured Claims.

         8.13 NO SUBSTANTIVE CONSOLIDATION. The Debtors are not substantively consolidated in or by virtue of the Plan. Except as otherwise expressly provided herein, no Debtor is assuming the pre-Effective Date obligations of any other Debtor. Joint references to or groupings of classes of more than one Debtor in any article, section, subsection, or paragraph of the Plan are for convenience and ease of reference only, and do not indicate the assumption of liabilities of any of the Debtors by any of the other Debtors.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

         9.01 CONDITIONS PRECEDENT TO ENTRY OF THE CONFIRMATION ORDER. The Confirmation Order shall not be entered by the Bankruptcy Court:

                 (a) unless the Bankruptcy Court shall have entered the Administrative Bar Date Order in accordance with Section 3.05 of the Plan; or,

                 (b) if Tom Brown has previously exercised its right to terminate the Exchange Agreement pursuant to Section 9.1(b) or (c) of the Exchange Agreement.

         9.02 CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The Plan shall not become effective and the Closing Date shall not occur unless all conditions precedent to the obligations of the Debtors and Tom Brown pursuant to Article VIII (Conditions to Closing) of the Exchange Agreement have been satisfied or duly waived in accordance with the provisions of the Exchange Agreement.

                                   ARTICLE X

                        EFFECT OF PLAN CONFIRMATION,
                          DISCHARGE INJUNCTION AND
                            SUBORDINATION RIGHTS

         10.01 DISCHARGE OF THE DEBTORS. Except as otherwise expressly provided in the Plan, confirmation of the Plan shall (i) bind all holders of Claims and Equity Interests, whether or not they accept the Plan, and (ii) discharge each Debtor from any Claim and any "debt" (as that term is defined in subsection 101(12) of the Bankruptcy Code) incurred before the Confirmation Date, together with any obligation under any Subsidiary Guaranty, and each Debtor's liability in respect of each of the foregoing shall be extinguished completely, including, without limitation, any liability of a kind which is disallowed pursuant to the Bankruptcy Code, including subsections 502(b)(6), 502(g) and 502(e) thereof. In addition, except as otherwise provided in the Plan, confirmation of the Plan pursuant to the Confirmation Order shall act as a discharge, effective as of the Confirmation Date, as to each holder of a Claim or Equity Interest in respect of any direct or indirect right or Claim or Equity Interest such holder had or may have had against or in any of the Debtors that arose at any time prior to the Effective Date.

         10.02 REVESTING. On the Confirmation Date, each of the Debtors will be revested with all of the property of its respective Estate, free and clear of all claims, liens, encumbrances, charges and other interests of holders of Claims and Equity Interests except as otherwise provided in the Plan, and may thereupon operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

         10.03 POST-CONFIRMATION RELEASES AND INJUNCTIONS GENERALLY. Holders of Claims and Equity Interests will be deemed to forever release, waive and discharge, and to be enjoined from asserting, to the fullest extent permitted under applicable law, all claims (as defined in subsection 101(5) of the Bankruptcy Code), demands, debts, rights, causes of action, and liabilities in connection with or related to the Exchange Agreement, the Chapter 11 Cases, the Debtors, or the Plan, whether such claims are liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission, or other occurrence taking place on or prior to the Effective Date and that may be asserted by or on behalf of such parties against the Debtors, the Reorganized Debtors, Tom Brown, or their respective agents, advisors, attorneys and representatives (including current and former directors, officers, employees, members and professionals) acting in such capacity.

         10.04 POST-CONFIRMATION INJUNCTION WITH RESPECT TO OIL AND GAS ASSETS. From and after the Effective Date, each and every owner or holder of a working interest, royalty interest, overriding royalty interest, production payment or other interest in any well or pool of wells for which any Debtor serves or served as lessee or operator, as the case may be, and any partner, limited partner, or joint venturer with any Debtor in any well, pool of wells, or oil, gas or mineral estate, shall, as of the Petition Date(s) and thereafter, and in accordance with the Designated Contract Order, be permanently enjoined from asserting or taking any action to assert, directly or indirectly, that (i) the occurrence of a Bankruptcy Event and (ii) the insolvency or financial condition of any Debtor prior to the Effective Date constitutes a basis for removal of any Debtor as operator under any Designated Contract.

         10.05 FAILURE OF COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Case(s), including the matters set forth in this Article X, this Article X shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

         10.06 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case(s) pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Closing Date.

         10.07 DEEMED RELEASE OF CLAIMS BY THE DEBTORS AND BY THIRD-PARTIES AGAINST OFFICERS AND DIRECTORS. (a) All claims for liability which the Debtors may otherwise have been entitled to assert, whether in their capacities as corporations or as debtors in possession by operation of the Bankruptcy Code, against the present directors and officers and any former directors or officers that were directors or officers of one or more of the Debtors on or before the Petition Date, pertaining to any obligations, actions, or omissions which may have arisen or occurred prior to the Effective Date, or as may arise or which may have arisen on, before, or in connection with the Effective Date and Closing, shall be deemed released upon the occurrence of the Effective Date, without the need for the execution of any further agreement or release, and such release shall be binding upon any party who may otherwise have asserted such claims derivatively.

         (b) On the Effective Date, each holder of a Claim or Equity Interest shall be deemed to release any claim for liability which such holder may otherwise have been entitled to assert against the Debtors' present and former directors or officers that were directors or officers of one or more of the Debtors on or before the Petition Date, pertaining to any obligations, actions, or omissions which may have arisen or occurred prior to the Effective Date or as may arise or which may have arisen on, before, or in connection with the Effective Date and Closing, without the need for the execution of any further agreement or release, unless such holder shall have affirmatively opted, in the appropriate space provided in the official ballot approved by the Bankruptcy Court for accepting or rejecting the Plan, not to grant such release (and thereby elects instead to retain its rights against such non-debtor directors and officers). All brokers and intermediaries who receive ballots from any holder of public debt and who submit summary ballots based thereon shall be required to maintain any and all ballots wherein the holder has opted not to grant such release for a period of three (3) years following the Effective Date.

                                   ARTICLE XI

                           RETENTION OF JURISDICTION

         11.01 Notwithstanding entry of the Confirmation Order or the Effective Date having occurred, the Bankruptcy Court will retain jurisdiction:

         (a)     to determine the allowed amount of Disputed Claims;

         (b) to determine the allowed amount of any Miscellaneous Secured Claims and the extent of any liens asserted in connection therewith;

         (c) to determine Fee Claims and requests for payment of Claims entitled to priority under subsection 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;
         (d) to resolve controversies and disputes regarding the interpretation and implementation of this Plan;

         (e) to enter orders in aid of this Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect Reorganized Debtor(s);

         (f) to modify this Plan or to remedy any apparent defect or omission in this Plan;

         (g) to determine any and all applications, claims, adversary proceedings and contested matters pending on the Confirmation Date or timely filed pursuant to the Bankruptcy Code, this Plan, or an order of the Bankruptcy Court;

         (h) to allow, disallow, estimate, liquidate or determine any Claim or Fee Claim and to enter or enforce any order requiring the filing of any such Claim or Fee Claim before a particular date;

         (i) to determine any and all pending applications for the assumption or rejection of executory contracts or unexpired leases, or for the assignment of assumed executory contracts and unexpired leases, and to hear determine and liquidate, any Claims arising therefrom;

         (j) to recover all assets and property of the Debtors' Estates pursuant to sections 542, 543, 544, 545, 547, 548, 549, 550, 551 or 553 of the
Bankruptcy Code;

         (k)     to enter a final decree closing the Chapter 11 Case(s); and

         (l) to determine such other matters that may arise in connection with the Chapter 11 Case (s), this Plan or the Confirmation Order.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.01 SUBSTANTIAL CONSUMMATION. Substantial consummation, for purposes of Section 1127 of the Bankruptcy Code, shall occur concurrently with the completion of Closing.

         12.02 NO LIABILITY FOR UNCLAIMED OR ESCHEATED DISTRIBUTIONS. None of the Debtors, Tom Brown, the Exchange Agent, or any other person shall be liable to any Distributee or holder of any other Claim or Equity Interest for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar law. Any amounts remaining unclaimed for a period of two (2) years following the Closing (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Reorganized Debtors, free and clear of any Claims or Equity Interests of any such Distributee or of any holder of any other Claim or Equity Interest or their successors, assigns, or personal representatives previously entitled thereto.

         12.03 MODIFICATION OF PLAN. Subject to the limitations set forth in the Bankruptcy Code and the Exchange Agreement, the Plan may be amended or modified (a) upon the mutual consent of Tom Brown and the Debtors or, (b) in the event the Exchange Agreement is terminated in accordance with its terms, by the Debtors.

         12.04 WITHDRAWAL OF PLAN. In the event the Exchange Agreement is terminated in accordance with its terms, the Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan.

         12.05 NOTICES. From and after the Effective Date, all notices which are required or may be given pursuant to the Plan or the Exchange Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

         IF TO PRESIDIO OR ANY OTHER DEBTOR:

                 c/o Presidio Exploration, Inc.
                 5613 DTC Parkway, Suite 750
                 P.O. Box 6525
                 Englewood, Colorado 80155-6525
                 Attention:  President
                 Telephone:  (303) 773-0100
                 Fax:        (303) 850-1111

         IF TO TOM BROWN:

                 Tom Brown, Inc.
                 508 West Wall, Suite 500
                 Midland, Texas 79702
                 Attention:  Donald L. Evans
                 Telephone:  (915) 682-9715
                 Fax:        (915) 683-9327

All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

         12.06 COMMITTEES. The appointment of all statutory committees shall terminate on the Effective Date except as provided in the Confirmation Order.

         12.07 CONSTRUCTION. In the event of any conflict between the terms of the Plan and the Disclosure Statement, the terms of the Plan shall control.

         12.08 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection herewith and distributions hereunder, Reorganized Presidio shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to such withholding and reporting requirements.

         12.09 BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of each Debtor, Tom Brown, the holders of Claims, the holders of Equity Interests, other parties enumerated herein, all other parties in interest, and their respective successors and assigns.

         12.10 GOVERNING LAW. THE EXCHANGE AGREEMENT, THOSE PROVISIONS OF THIS PLAN WHICH ARE SUBJECT TO STATE LAW, AND THE LEGAL RELATIONS BETWEEN THE PARTIES TO THE EXCHANGE AGREEMENT AND

UNDER THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

Dated:  Wilmington, Delaware
        August 5, 1996
                                        PRESIDIO OIL COMPANY


                                        By:
                                           ------------------------------------
                                           Its:

                                        - and -

                                        PRESIDIO EXPLORATION, INC.


                                        By:------------------------------------

                                           Its:

                                        - and -

                                        PALISADE OIL, INC.


                                        By:
                                           ------------------------------------
                                           Its:

                                        - and -

                                        PRESIDIO WEST VIRGINIA, INC.


                                        By:
                                           ------------------------------------
                                           Its:

                                        - and -

                                        TOM BROWN, INC.


                                        By:
                                           ------------------------------------
                                           Its:

================================================================================




                               EXCHANGE AGREEMENT



                                  BY AND AMONG



                             PRESIDIO OIL COMPANY,

                          PRESIDIO EXPLORATION, INC.,

                         PRESIDIO WEST VIRGINIA, INC.,

                              PALISADE OIL, INC.,

                                      AND

                                TOM BROWN, INC.





                              Dated August 5, 1996



================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                        ARTICLE I

                                                       DEFINITIONS
                                                       -----------

         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                        -
         1.2     References and Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                                                                                                       --

                                                        ARTICLE II

                                                       THE EXCHANGE
                                                       ------------

         2.1     Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                                                                                                       --
         2.2     Directors and Officers of the Presidio Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                                                                                                       --
         2.3     Exchange Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                                                                                                       --
         2.4     Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                                                                                                       --
         2.5     Tom Brown Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                                                                                                       --
         2.6     No Further Ownership Rights in Presidio Securities . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                                                                                                       --
         2.7     No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                                                                                                       --
         2.9     No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                                                                                                       --
         2.10    Lost, Stolen, or Destroyed Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                                                                                                       --
         2.11    Merger Alternative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                                                                                                       --

                                                       ARTICLE III

                                             CLOSING AND PRE-CLOSING ACTIONS
                                             -------------------------------

         3.1     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                                                                                                       --
         3.2     Adjustment to Common Share Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                                                                                                       --

                                                        ARTICLE IV

                                                        COVENANTS
                                                        ---------

         4.1     Access to Assets, Personnel, and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                                                                                                       --
         4.2     Confidentiality Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                                                                                                       --
         4.3     Indemnity Regarding Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                                                                                                       --
         4.4     Tom Brown to Vote for Plan of Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                                                                                                       --
         4.5     Petition Under the Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                                                                                                       --
         4.6     Preparation of Disclosure Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                                                                                                                       --
         4.7     Disclosure Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                                                                                                                       --
         4.8     Solicitation of Presidio Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                                                                                                                       --

                                                                                                                     PAGE
                                                                                                                     ----
         4.9     Cooperation; Notification of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                                                                                                       --
         4.10    Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                                                                                                       --
         4.11    Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                                                                                                       --
         4.12    Agreements of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                                                                                                       --
         4.13    Amendment to Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                                                                                                                       --
         4.14    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                                                                                                                       --
         4.15    New D&O Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                                                                                                                       --
         4.16    Information Kept Confidential  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                                                                                                                       --
         4.17    Pre-Closing Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                                                                                                                       --
         4.18    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                                                                                                                       --
         4.19    Conduct of Presidio's Business Pending Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                                                                                                                       --
         4.20    No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                                                                                                       --
         4.21    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                                                                                                                       --
         4.22    Severance Plan and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                                                                                                                       --
         4.23    Presidio ESOP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --
         4.24    Presidio 401K  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --
         4.25    Other Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --
         4.26    Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --
         4.27    Certain Tom Brown Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --

                                                        ARTICLE V

                                        REPRESENTATIONS AND WARRANTIES OF PRESIDIO
                                        ------------------------------------------

         5.1     Disclaimers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                                                                                                                       --
         5.2     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                                                                                                                       --
         5.3     Authorization and Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                                                                                                                       --
         5.4     No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                                                                                                                       --
         5.5     Claims and Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
         5.6     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
         5.7     Presidio SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
         5.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
         5.9     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                                                                                                       --
         5.10    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                                                                                                       --
         5.11    Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                                                                                                       --
         5.12    No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                                                                                                       --
         5.13    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                                                                                                       --
         5.14    Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                                                                                                       --
         5.15    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                                                                                                       --
         5.16    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                                                                                                       --
         5.17    Intangible Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                                                                                                       --

                                                                                                                     PAGE
                                                                                                                     ----
         5.18    Presidio's Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                                                                                                       --
         5.19    Reserve Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                                                                                                       --
         5.20    Oil and Gas Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                                                                                                       --
         5.21    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                                                                                                                       --
         5.22    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
         5.23    Compliance with Law; Governmental Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
         5.24    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
         5.25    Contracts, Agreements, Commitments and Other Matters . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
         5.26    Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                                                                                                                       --

                                                        ARTICLE VI

                                       REPRESENTATIONS AND WARRANTIES OF TOM BROWN
                                       -------------------------------------------

         6.1     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                                                                                                                       --
         6.2     Authorization and Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                                                                                                                       --
         6.3     No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                                                                                                                       --
         6.4     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                                                                                                                       --
         6.5     Tom Brown SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                                                                                                                       --
         6.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                                                                                                                       --
         6.7     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                                                                                                       --
         6.8     Claims and Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                                                                                                       --
         6.9     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                                                                                                                       --

                                                       ARTICLE VII

                                         NATURE OF REPRESENTATIONS AND WARRANTIES
                                         ----------------------------------------

         7.1     Limited Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                                                                                                                       --
         7.2     Nonsurvival of Representations, Warranties, Covenants, and Agreements  . . . . . . . . . . . . . . .  45
                                                                                                                       --

                                                       ARTICLE VIII

                                                  CONDITIONS TO CLOSING
                                                  ---------------------

         8.1     Conditions Precedent to the Obligations of Presidio  . . . . . . . . . . . . . . . . . . . . . . . .  45
                                                                                                                       --
         8.2     Conditions Precedent to the Obligations of Tom Brown . . . . . . . . . . . . . . . . . . . . . . . .  46
                                                                                                                       --

                                                                                                                     PAGE
                                                                                                                     ----
                                                        ARTICLE IX

                                                       TERMINATION
                                                       -----------

         9.1     Termination Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                                                                                                                       --
         9.2     Payment of Termination Expenses and Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                                                                                                       --
         9.3     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                                                                                                       --

                                                        ARTICLE X

                                                      MISCELLANEOUS
                                                      -------------

         10.1    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                                                                                                       --
         10.2    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                                                                                                       --
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                                                                                                                       --
         10.4    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                                                                                                                       --
         10.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                                                                                                                       --
         10.6    Entire Agreement; Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                                                                                                                       --
         10.7    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                                                                                                                       --
         10.8    Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                                                                                                                       --
         10.9    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                                                                                                                       --

                                                     LIST OF EXHIBITS

         Exhibit A        --      Leases
         Exhibit B        --      Wells
         Exhibit C        --      Form of Plan of Reorganization
         Exhibit D        --      Form of Disclosure Statement
         Exhibit E        --      Form of Affiliate Letter

                             LIST OF DEFINED TERMS

                                                                                                                     PAGE
                                                                                                                     ----
1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                        -
1934 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                        -
401k Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --
Acreage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                        -
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                                                                                                                        -
affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                                                                                                       --
Aggregate Common Share Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Aggregate Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Allocated Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Alternative Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                                                                                                       --
Bank Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Bankruptcy Court  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Bankruptcy Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                                                                                                       --
Bar Date Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                                                                                                                       --
Cash Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
CERCLIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                                                                                                                        -
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                                                                                                       --
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                                                                                                       --
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Common Share Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Confirmation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Confirmation Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
Debt Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Defensible Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Designated Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -
Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -
Disclosure Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -
Distributee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -
Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                                                                                                       --
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -
Environmental Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                        -
Environmental Response Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                        -
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                        -
ESOP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                        -
Exchange Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                        -

                                                                                                                     PAGE
                                                                                                                     ----
Exchange Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                        -
Existing Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                                                                                                                        -
Final Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
Hart Scott Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                                                                                                       --
Initial Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                                                                                                       --
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                                                                                                                        -
Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                                                                                                       --
Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
Major Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                                                                                                       --
NASDAQ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
New D&O Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                                                                                                                       --
NRI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -
Oil and Gas Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                                                                                                                        -
Palisade Oil  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                                                                                                                        -
Permitted Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                                                                                                                        -
Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                                                                                                                        -
person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                                                                                                       --
Plan of Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                                                                                                       --
Plan Proponents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                                                                                                       --
Presidio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                                                                                                       --
Presidio Class A Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                                                                                                       --
Presidio Class B Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                                                                                                       --
Presidio Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                                                                                                       --
Presidio Common Stock Cash Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Presidio Exploration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Presidio Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Presidio Options or Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                                                                                                       --
Presidio Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Presidio Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Presidio SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Presidio Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Presidio Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                                                                                                                       --
Presidio Tax Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
Presidio West Virginia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Released Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                                                                                                                       --

                                                                                                                     PAGE
                                                                                                                     ----
Releasing Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                                                                                                                       --
Reorganization Cases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                                                                                                       --
Reserve Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
Schedule and Exhibit Volume . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                                                                                                       --
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
SEC Case  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Senior Gas Indexed Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Senior Gas Indexed Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Senior Secured Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Senior Secured Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Severance Plan and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                                                                                                                       --
Subordinated Gas Indexed Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Subordinated Gas Indexed Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Termination Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                                                                                                       --
Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                                                                                                       --
Third Party Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                                                                                                       --
Tom Brown . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Tom Brown Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                                                                                                       --
Tom Brown Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                                                                                                       --
Tom Brown SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                                                                                                       --
Tom Brown Trading Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                                                                                                       --
US Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                                                                                                                        -
Wells . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                                                                                                                        -
WI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -

                               LIST OF SCHEDULES

                                                                                                                     PAGE
                                                                                                                     ----
Schedule 5.25.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                                                                                                                        -
Schedule 4.22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                                                                                                                        -
Schedule 4.19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                                                                                                                       --
Schedule 4.19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                                                                                                       --
Schedule 4.22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                                                                                                                       --
Schedule 4.22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                                                                                                                       --
Schedule 4.26 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                                                                                                       --
Schedule 5.25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                                                                                                                       --
Schedule 5.12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                                                                                                                       --
Schedule 5.5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
Schedule 5.5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                                                                                                       --
Schedule 5.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                                                                                                                       --
Schedule 5.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                                                                                                                       --
Schedule 5.9  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                                                                                                       --
Schedule 5.9  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                                                                                                       --
Schedule 5.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                                                                                                       --
Schedule 5.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                                                                                                       --
Schedule 5.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                                                                                                       --
Schedule 5.12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                                                                                                       --
Schedule 5.13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                                                                                                       --
Schedule 5.15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                                                                                                       --
Schedule 5.16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                                                                                                       --
Schedule 5.19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                                                                                                       --
Schedule 5.19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                                                                                                       --
Schedule 5.20 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                                                                                                       --
Schedule 5.21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                                                                                                                       --
Schedule 5.22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
Schedule 5.23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
Schedule 5.24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
Schedule 5.25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                                                                                                       --
Schedule 5.22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                                                                                                                       --
Schedule 5.25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                                                                                                                       --
Schedule 5.25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                                                                                                                       --
Schedule 5.25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                                                                                                                       --
Schedule 6.7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                                                                                                       --
Schedule 6.7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                                                                                                       --
Schedule 6.7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                                                                                                       --
Schedule 6.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                                                                                                       --

                               EXCHANGE AGREEMENT


         This Exchange Agreement dated August 5, 1996, is entered into by and among Presidio Oil Company, a Delaware corporation, Presidio Exploration, Inc., a Colorado corporation, Presidio West Virginia, Inc., a Delaware corporation, Palisade Oil, Inc., a Colorado corporation, and Tom Brown, Inc., a Delaware corporation.

                                   RECITALS:

         A. The boards of directors of Presidio and Tom Brown have each determined that it is in the best interests of their respective constituencies for Tom Brown to acquire Presidio upon the terms and subject to the conditions set forth in this Agreement.

         B. Presidio and Tom Brown desire to make certain representations, warranties, covenants, and agreements in connection with such acquisition and also to prescribe various conditions to such acquisition.

         Now, therefore, for and in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Defined Terms. The following terms, as used herein, have the following meanings:

         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Acreage" means the Leases set forth on Appendix A-1 to Exhibit A attached hereto.

         "Affiliate" of a person means any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person. The term "control" including, with correlative meaning, the terms "controlled by" and "under common control with" as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Common Share Value" means a dollar amount equal to the difference between the Aggregate Consideration and the Cash Consideration, as adjusted pursuant to Section 5.09 of the Plan of Reorganization.

         "Aggregate Consideration" means $183,000,000 except as such may be adjusted pursuant to Section 5.09 of the Plan of Reorganization.

         "Agreement" means this Exchange Agreement and all Schedules and Exhibits attached hereto.

         "Allocated Value" means (a) the net present value allocated to the interest of the Presidio Parties in and to each Oil and Gas Asset that is separately valued on the Reserve Report or (b) the amounts set forth on Appendix A-1 to Exhibit A in respect of the Leases comprising the Acreage.

         "Alternative Transaction" has the meaning set forth in Section
4.20(a).

         "Bank Obligations" means the obligations of Presidio and its Affiliates pursuant to the Amendment and Restatement of Amendment, Restatement and Consolidation of Credit Agreement dated August 6, 1993, as amended, between Presidio, Presidio Exploration, each bank which is a signatory thereto or successor or assign thereof and The Chase Manhattan Bank, N.A., as agent.

         "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time.

         "Bankruptcy Court" means the Bankruptcy Court presiding over the Presidio Parties' Chapter 11 cases.

         "Bankruptcy Event" has the meaning set forth in Section 4.5(a).

         "Bar Date Order" has the meaning set forth in Section 4.5(d).

         "Cash Consideration" means a cash payment in an amount equal to the sum of (a) the Presidio Common Stock Cash Consideration, plus (b) the excess of
(i) the sum of (x) $100,193,267, plus (y) the amount of accrued and unpaid interest on the Bank Obligations allowed by an order of the Bankruptcy Court, over (ii) all amounts, if any, paid by a Presidio Party in respect of the Bank Obligations (other than interest paid in respect thereof) or the Senior Secured Notes from the date of this Agreement through and including the Closing.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

         "Closing" has the meaning set forth in Section 3.1(a).

         "Closing Date" has the meaning set forth in Section 3.1(b).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Common Share Value" means a value per share of Tom Brown Common Stock equal to $16.50, as adjusted pursuant to Section 3.2.

         "Confidentiality Agreement" means that certain letter agreement dated August 15, 1995 between Tom Brown and Presidio, as amended by letters dated October 30, 1995 and November 10, 1995 and as such may be hereafter amended.

         "Confirmation Date" means the date upon which the Confirmation Order is entered.

         "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Sections 1129 and 1141 of the Bankruptcy Code.

         "Contract" has the meaning set forth in Section 5.4.

         "Debt Obligations" means the obligations of Presidio pursuant to the following:

                 (a) Indenture dated as of August 6, 1993 among Presidio, various of its subsidiaries and U.S. Trust Company of New York ("US Trust") relating to $75,000,000 original aggregate principal amount of 11.5% Senior Secured Notes due 2000 (the "Senior Secured Notes");

                 (b) Indenture dated as of August 6, 1993 among Presidio, various of its subsidiaries and US Trust relating to $100,000,000 original aggregate principal amount of Senior Gas Indexed Notes due 2002 (the "Senior Gas Indexed Notes");

                 (c) Indenture dated as of February 16, 1989 among Presidio, various of its subsidiaries and US Trust, as amended, relating to $100,000,000 original aggregate principal amount of Senior Subordinated Gas Indexed Notes due 1999 (the "Subordinated Gas Indexed Notes"); and

                 (d) Indenture dated as of February 14, 1990 among Presidio and Bank of Montreal Trust Company relating to $50,000,000 original aggregate principal amount of 9% Convertible Subordinated Debentures Due 2015.

         "Defensible Title" with respect to the Major Assets means that title of a Presidio Party which, subject to Permitted Encumbrances:

                 (a) is deducible of record (either from the records of the applicable county clerk and recorder or, in the case of federal leases, from the records of the applicable office of the Bureau of Land Management, or in the case of Indian leases, from the applicable offices of the Bureau of Indian Affairs, or in the case of state leases, from the records of the applicable state land office, or from some combination of the foregoing official records), and is free from reasonable doubt such that a prudent person with knowledge of all the facts and their legal bearing would be willing to accept the same;

                 (b) entitles a Presidio Party to receive not less than the net revenue interest (indicated by the letters "NRI") set forth in Exhibit B attached hereto of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from each of the Major Assets throughout the life of such Major Asset, provided, that the provisions of this clause (b) shall not be applicable to the Leases comprising the Acreage;

                 (c) obligates a Presidio Party to bear costs and expenses relating to the maintenance, development, and operation of each of the Major Assets in an amount not greater than the working interest (indicated by the letters "WI") set forth in Exhibit B attached hereto throughout the life of such Major Asset except to the extent such increase in working interest is accompanied by a proportionate increase in the net revenue interest attributable to such Major Asset, provided, that the provisions of this clause (c) shall not be applicable to the Leases comprising the Acreage; and

                 (d)      is free and clear of Liens.

         "Designated Contracts" shall mean each of the operating agreements set forth on Schedule 5.25.

         "Directors and Officers"shall have the meaning given such terms in the New D&O Insurance.

         "Disclosure Statement" means the disclosure statement in the form attached hereto as Exhibit D as such may be amended or supplemented after the date of this Agreement, together with such other solicitation materials that may be jointly prepared by the Plan Proponents and filed by Presidio pursuant to Section 1125 of the Bankruptcy Code in connection with the Plan of Reorganization.

         "Distributee" means a person who is a holder of Bank Obligations, Debt Obligations or Presidio Common Stock.

         "Employee Benefit Plans" has the meaning set forth in Section 5.9(a).

         "Environmental Laws" means any and all applicable laws (including, but not limited to, CERCLA and corresponding state or local acts), statutes, ordinances, rules, regulations, policies, guidelines, consents, approvals, licenses, judgments, memoranda of understanding, orders, judicial decrees, or administrative decrees, treaties, permit conditions, or injunctions of any Governmental Authority or court of competent jurisdiction pertaining to the protection of the environment.

         "Environmental Material" means (a) any hazardous substance, as defined by CERCLA, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended through the date of this Agreement, (c) any hazardous, dangerous, or toxic chemical, material, waste, or substance, within the meaning of and regulated by any Environmental Law, (d) any material emitting radiation in excess of ordinary background conditions, including any naturally occurring radioactive material, and any source, special, or byproduct material as defined in 42 U.S.C. Section 2011 et seq. and any amendments or authorizations thereof, (e) any asbestos-containing materials in any form or condition, or (f) any polychlorinated biphenyls in any form or condition.

         "Environmental Response Action" means any remedial action, removal action, remedial investigation and feasibility study, site characterization, Natural Resource Damage Matters, Brownfield Agreements, or other investigations whatsoever relating to the presence or suspected presence of Environmental Materials on or originating from operations of Presidio. The term Environmental Response Action shall not include customary well plugging, abandonment, and drill site restoration requirements.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ESOP" has the meaning set forth in Section 4.23.

         "Exchange" means the transactions contemplated in Section 2.1.

         "Exchange Agent" means a person appointed by Tom Brown and Presidio to serve as Exchange Agent hereunder or absent such appointment a person appointed pursuant to the Plan of Reorganization.

         "Exchange Common Stock" means a number of shares of Tom Brown Common Stock (or other securities as may be required under Section 3.2) obtained by dividing (a) the Aggregate Common Share Value by (b) the Common Share Value, less the number of shares of Tom Brown Common Stock to which Tom Brown otherwise would have been entitled pursuant to Section 2.1 in respect of its ownership of Senior Gas Indexed Notes or any other Presidio Securities it may acquire hereafter. As of the date of this Agreement, the Exchange Common Stock is initially established hereunder at 5,003,438 shares of Tom Brown Common Stock (with such number of shares being calculated without any reduction thereof in respect of the shares of Tom Brown Common Stock to which Tom Brown otherwise would be entitled to receive in respect of its ownership of Senior Gas Indexed Notes).

         "Exchange Consideration" means the Cash Consideration and the Exchange Common Stock and shall also include the net proceeds received from the sale of fractional shares of Exchange Common Stock pursuant to Section 2.7.

         "Existing Plans" means the Employee Benefit Plans and the Severance Plan and Agreements.

         "Final Order" means an order or judgment of the Bankruptcy Court which shall not have been reversed, stayed, modified, or amended and as to which (a) the time to appeal from or to seek review, rehearing or certiorari shall have expired and (b) no appeal or petition for review, rehearing, or certiorari is pending or if appealed shall have been affirmed, or the appeal dismissed by the highest court to which such order was appealed, or if review, rehearing or certiorari was sought, such review, rehearing, or certiorari has been denied and no further hearing, appeal or petition for review, rehearing, or certiorari can be taken or granted or as to which any right to appeal or to seek a review, rehearing, or certiorari has been waived.

         "401k Plan" has the meaning set forth in Section 4.24.

         "GAAP" means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

         "Governmental Authority" means any federal, state, local, foreign government, or political subdivision thereof, exercising competent jurisdiction.

         "Hart Scott Act" has the meaning set forth in Section 4.9.

         "Initial Order" has the meaning set forth in Section 4.5(c).

         "Knowledge" means actual knowledge as of the date of this Agreement of each of the officers and employees named in Schedule 4.22 and for the purposes of Section 5.21, the term Knowledge shall also include the actual knowledge as of the date of this Agreement of Brant Gimmeson.

         "Leases" has the meaning set forth in the definition of Oil and Gas Assets.

         "Liabilities" has the meaning set forth in Section 5.12.

         "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) or assignment, deposit arrangement or other preferential arrangement in respect of an interest in property intended to secure, support or otherwise assure payment of an obligation (including any conditional sale or other title retention agreement and any lease having substantially the same economic effects as any of the foregoing).

         "Major Assets" means (a) each Oil and Gas Asset that is separately valued on the Reserve Report as having an Allocated Value individually in excess of $50,000 and (b) the Acreage.

         "Material Contracts" has the meaning set forth in Section 5.25.

         "Merger" has the meaning set forth in Section 2.11.

         "NASDAQ" means the Nasdaq National Market of The Nasdaq Stock Market.

         "New D&O Insurance" has the meaning set forth in Section 4.15(a).

         "Oil and Gas Assets" means the following:

                 (a) All right, title, and interest of the Presidio Parties in and to (i) all oil and gas leases, all oil, gas and mineral leases or other similar leases, mineral interests, fee estates, production payments, net profits interests, carried interests, royalties, and overriding royalties and all lands subject thereto, whether producing or non-producing (the "Leases"), including the leases, mineral interests, overriding royalties and royalties set forth on Exhibit A attached hereto, and any other oil, gas or other mineral interests of any type of a Presidio Party wherever situated and including any and all right, title and interest of a Presidio Party in and to the oil, gas and other hydrocarbons in, on or under any of the foregoing, and (ii) all oil and gas wells and injection and disposal wells located on any of the foregoing, or used or useful in connection therewith, or on lands pooled or unitized therewith (the "Wells"), including the wells set forth on Exhibit B attached hereto;

                 (b) All right, title, and interest of the Presidio Parties in, to and under or derived from all presently existing or proposed unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created or to be created thereby (including all units formed or to be formed under orders, regulations, rules or other official actions of any federal, state or other governmental agency having jurisdiction) to the extent that they relate to or affect the Leases or the Wells;

                 (c) All right, title, and interest of the Presidio Parties in, to and under or derived from all presently existing and effective oil, gas liquids, condensate, casinghead gas and gas sales, purchase, marketing, exchange, gathering, transportation and processing contracts, operating agreements, farmout agreements, exploration agreements, option agreements, joint venture agreements, partnership agreements, settlement agreements and all other agreements and instruments to the extent that they relate to the Leases or the Wells;

                 (d) All right, title, and interest of the Presidio Parties in or to all personal property, fixtures, equipment, improvements and other personal property, whether real, personal or mixed (including well equipment, casing, tubing, tanks, pumping units, rods, tank batteries, natural gas, crude oil, condensate or products placed into storage or into pipelines, buildings, pumps, motors, machinery, injection facilities, disposal facilities, field separators and liquid extractors, compressors, pipelines, gathering and flow lines, roads, field treating facilities, field offices and office furnishings related thereto, field office leases, storage yards and off-site inventories, equipment leases, vehicles, trailers, operating supplies, inventories and all other appurtenances thereunto belonging), and in and to all easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights to the extent any of the foregoing is now being used or proposed to be used in connection with the exploration, development, operation or maintenance of the Leases or Wells or now being used or proposed to be used in connection with the producing, treating, processing, storing, gathering, transporting or marketing of oil and gas attributable to such properties or interests and other hydrocarbons and products in association therewith, and all contract rights (including rights under leases to third parties) related to any of the foregoing; and

                 (e) All right, title, and interest of the Presidio Parties in and to all oil, gas, and other minerals owned by a Presidio Party or any interests credited to the account of a Presidio Party pursuant to any production imbalances or balancing agreements relating to any interests owned by a Presidio Party in the Leases or the Wells or otherwise arising by virtue of the fact that a Presidio Party may not have taken or marketed its full share of oil, gas or other minerals attributable to its ownership in the Leases or the Wells prior to the Closing Date.

         "Palisade Oil" means Palisade Oil, Inc., a Colorado corporation.

         "Permitted Claims" means any Liens, Liabilities, claims, or causes of action arising from any defect adversely affecting a Presidio Party's title to any Oil and Gas Asset, which defect arises from or is attributable to any facts, events, or circumstances in existence on or before June 19, 1996. The term Permitted Claims shall also include all Title Defects in existence on or before June 19, 1996.

         "Permitted Encumbrances" means:

                 (a) Lessors' royalties, overriding royalties, reversionary interests and similar burdens as of the date of this Agreement to the extent that (i) they burden the Leases comprising the Acreage, or (ii) they do not prevent the Presidio Parties from receiving the proceeds of production from each of the Major Assets attributable to the net revenue interests reflected in Exhibit B;

                 (b)      preferential rights to purchase;

                 (c) Third Party Consents with respect to which on or before the Closing a waiver, consent or a judicial order or determination is obtained as contemplated in Section 4.11;

                 (d) Liens for Taxes not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                 (e) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar Liens or charges arising in the ordinary course of business (i) if they have not been filed pursuant to law, (ii) if so filed, they have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action;

                 (f) All rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance;

                 (g) Conventional rights of reassignment upon the surrender or expiration of any Lease;

                 (h) Easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations;

                 (i) All other Liens, charges, contracts, agreements, instruments, obligations, defects, and irregularities affecting the Leases or Wells which taken individually or together (i) do not interfere materially with the operation, value or use of any of the Oil and Gas Assets, (ii) do not prevent a Presidio Party from receiving the proceeds of production from any of the Major Assets attributable to the net revenue interests reflected in Exhibit B or the ownership interests of the Presidio Parties in the Acreage, as may be applicable, (iii) do not adversely affect the net revenue interest of a Presidio Party as reflected in Exhibit B or the ownership interests of the Presidio Parties in the Acreage, as may be applicable, with respect to its share of the oil and gas produced from any such Major Asset, or (iv) do not increase the portion of the costs and expenses that a Presidio Party is obligated to pay above the working interests reflected in Exhibit B or the ownership interests of the Presidio Parties in the Acreage, as may be applicable; such Liens, charges, contracts, agreements, instruments, obligations, defects, and irregularities include the following:

                          (A) those created by the terms and conditions of division orders, sales contracts, and other existing contracts burdening the Oil and Gas Assets, including any and all terms and conditions affecting or relating to production imbalances;

                          (B) those which have not prevented the receipt of production proceeds by a Presidio Party or its predecessors in title without suspense by a production purchaser and as to which no challenge to title has been raised on the basis of such defect, so long as it can reasonably be concluded either that such challenge is highly unlikely or that such challenge would be unsuccessful by reason of statutes of limitation, waiver, estoppel, or other defenses;

                          (C) those described by an attorney's title opinion as advisory or waivable as a matter of business judgment; or

                          (D) those in the nature of customary defects expected to be encountered in the area involved and customarily acceptable to prudent operators and interest owners in that area, including defects that have been cured by possession under applicable statutes of limitation, defects in the early chain of title such as failure to recite marital status in documents, omission of heirship or succession proceedings, lack of survey and failure to record releases of liens, production payments, or mortgages that have expired of their own terms or which through the passage of time or statute are no longer enforceable or other defects that either as a practical matter have not resulted or are not likely to result in a material claim or are considered waivable under local bar association-approved title standards or customary title practices in the area;

                 (j) All rights reserved to or vested in any Governmental Authority to control or regulate any of the Leases or Wells in any manner, and all applicable laws, rules, and orders of governmental authorities;

                 (k) Any Title Defects, Liens or other defects affecting the Oil and Gas Assets which are to be discharged at or prior to Closing pursuant to the Plan of Reorganization;

                 (l)      Permitted Claims; and

                 (m) The Liens securing the Bank Obligations and certain Debt Obligations which are discharged at or prior to Closing pursuant to the Plan of Reorganization.

         "person" means an individual, a corporation, a partnership, an association, a trust, an estate or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan Documents" means all documents and exhibits that aid in effecting the Plan of Reorganization.

         "Plan of Reorganization" means the plan of reorganization in the form attached hereto as Exhibit C as such may be amended after the date of this Agreement, which is to be proposed by the Plan Proponents and filed by the Presidio Parties in accordance with the Bankruptcy Code as a part of the Reorganization Cases of the Presidio Parties and which upon confirmation implements the transactions contemplated by this Agreement.

         "Plan Proponents" means the Presidio Parties and Tom Brown as the joint plan proponents of the Plan of Reorganization.

         "Presidio" means Presidio Oil Company, a Delaware corporation.

         "Presidio Class A Common Stock" means the Class A Common Stock of Presidio, par value $.10 per share.

         "Presidio Class B Common Stock" means the Class B Common Stock of Presidio, par value $.10 per share.

         "Presidio Common Stock" means the Presidio Class A Common Stock and the Presidio Class B Common Stock.

         "Presidio Common Stock Cash Consideration" means a cash payment to be made pursuant to the Plan of Reorganization in an amount of $250,000 to the holders of the Presidio Common Stock, as adjusted pursuant to Section 5.09 of the Plan of Reorganization.

         "Presidio Exploration" means Presidio Exploration, Inc., a Colorado corporation.

         "Presidio Financial Statements" means the audited and unaudited consolidated financial statements of Presidio and its consolidated subsidiaries (including the related notes) included (or incorporated by reference) in Presidio's Annual Report on Form 10-K for the year ended December 31, 1995.

         "Presidio Options or Warrants" has the meaning set forth in Section 5.11(b).

         "Presidio Parties" means Presidio, Presidio Exploration, Presidio West Virginia, and Palisade Oil.

         "Presidio Representative" means any director, officer, employee, agent, advisor (including legal, accounting, and financial advisors), or other representative of a Presidio Party.

         "Presidio SEC Documents" means each report, schedule, registration statement and definitive proxy statement filed by Presidio with the SEC since January 1, 1995 and prior to the date of this Agreement.

         "Presidio Security" means the Presidio Common Stock, the promissory notes evidencing the Bank Obligations, the Debt Obligations and the Presidio Options or Warrants.

         "Presidio Securityholders" has the meaning set forth in Section
4.6(a).

         "Presidio Tax Affiliates" has the meaning set forth in Section 5.8(a).

         "Presidio West Virginia" means Presidio West Virginia, Inc., a Delaware corporation.

         "Released Claims" has the meaning set forth in Section 8.2(i).

         "Releasing Parties" has the meaning set forth in Section 8.2(i).

         "Reorganization Cases" has the meaning set forth in Section 4.5(a).

         "Reserve Report" means the engineering report prepared by Presidio based on an SEC Case as of December 31, 1995 and reviewed by Huddleston & Co., Inc. on behalf of Presidio concerning certain of the Oil and Gas Assets.

         "Schedule and Exhibit Volume" means the volume containing the Schedules and Exhibits A and B to this Agreement to which has been attached a cover page executed by the parties hereto for identification with this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SEC Case" means the present value of estimated future net revenues from oil and gas properties discounted at ten percent (10%) before taxes and determined in all material respects in accordance with the rules and regulations of the SEC using prices and costs in effect on the valuation date.

         "Senior Gas Indexed Notes" has the meaning set forth in the definition of Debt Obligations.

         "Senior Secured Notes" has the meaning set forth in the definition of Debt Obligations.

         "Severance Plan and Agreements" has the meaning set forth in Section 4.22.

         "Subordinated Gas Indexed Notes" has the meaning set forth in the definition of Debt Obligations.

         "Tax Returns" means all federal and all material state, local, and foreign returns, claims for refund, declarations, reports, estimates, information returns and statements required to be filed with respect to any Taxes.

         "Taxes" means taxes of any kind, levies, or other like assessments, customs, duties, imposts, charges, or fees, including income, gross receipts, ad valorem, value added, excise, stamp, environmental (including taxes under Code Section 59A), alternative or add-on minimum, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental taxes imposed or payable to the United States or any state, local, or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to any such Tax, including penalties for the failure to file any Tax Return or report.

         "Termination Expenses" has the meaning set forth in Section 9.2(b).

         "Termination Fee" has the meaning set forth in Section 9.2(a).

         "Third Party Consent" has the meaning set forth in Section 4.11.

         "Title Defects" means any defect adversely affecting any Major Asset which causes a Presidio Party not to have Defensible Title to such Major Asset.

         "Tom Brown" means Tom Brown, Inc., a Delaware corporation.

         "Tom Brown Common Stock" means the common stock of Tom Brown, par value $.10 per share.

         "Tom Brown Financial Statements" means the audited and unaudited consolidated financial statements of Tom Brown and its consolidated subsidiaries (including the related notes) included (or incorporated by reference) in Tom Brown's Annual Report on Form 10-K for the year ended December 31, 1995.

         "Tom Brown SEC Documents" means each report, schedule, registration statement, and definitive proxy statement filed by Tom Brown with the SEC since January 1, 1995 and prior to the date of this Agreement.

         "Tom Brown Trading Value" means the average of the closing sales prices of the Tom Brown Common Stock on the NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) over the twenty (20) trading days immediately preceding the date that is five trading days prior to the Confirmation Date.

         "Wells" has the meaning set forth in the definition of Oil and Gas Assets.

         1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Each of the Schedules referenced in this Agreement together with Exhibits A and B are contained in the Schedule Volume. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections, or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section" and "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

                                   ARTICLE II

                                  THE EXCHANGE

         2.1 Exchange. Pursuant to this Agreement and the Plan of Reorganization as confirmed by the Bankruptcy Court, on the Closing Date, except to the extent already owned by Tom Brown or cancelled pursuant to the Plan of Reorganization, all of (a) the Bank Obligations, (b) the Debt Obligations and (c) the Presidio Common Stock shall be transferred absolutely and unconditionally to Tom Brown in exchange for that portion and amount of the Exchange Consideration (if any) allocated to the existing holders of such claims and interests pursuant to the Plan of Reorganization. No Exchange Consideration shall be issued or paid to Tom Brown in respect of its ownership of (i) Senior Gas Indexed Notes or (ii) any other Presidio Securities which it may acquire hereafter to the extent it would be entitled to receive Exchange Common Stock in exchange therefor. Upon delivery of the Exchange Consideration to the Exchange Agent as provided in Section 2.4 hereof, Tom Brown shall be deemed the sole equity holder, and the sole holder of the Bank Obligations and Debt Obligations of Presidio, and Presidio's obligations to the holders of the (a) Bank Obligations, (b) the Debt Obligations and (c) the Presidio Common Stock under the Plan of Reorganization shall be deemed to be satisfied in full and discharged. As of the Closing Date, the Presidio Options and Warrants shall be cancelled pursuant to the Plan of Reorganization. Tom Brown, as the sole equity owner of Presidio, shall, immediately following the Exchange described in this Section 2.1, contribute to Presidio all of the Bank Obligations and Debt Obligations. No additional shares of Presidio capital stock shall be issued to Tom Brown in exchange therefor. The Bank Obligations and Debt Obligations shall thereupon be cancelled, terminated, and discharged.

         2.2 Directors and Officers of the Presidio Parties. The directors and officers of each of the Presidio Parties shall resign as of the Closing.

         2.3 Exchange Consideration. At the Closing, Tom Brown shall pay or issue (in accordance with Section 2.4 hereof) the Exchange Consideration.

         2.4 Exchange Fund. At the Closing, Tom Brown shall deposit with the Exchange Agent, for the benefit of each of the Distributees, the Exchange Consideration including certificates representing the Exchange Common Stock. The Cash Consideration shall be tendered and paid to the Exchange Agent in immediately available funds. The Exchange Agent will distribute to the Distributees the Exchange Consideration (together with any interest earned thereon) in accordance with the Plan of Reorganization. The Exchange Agent shall receive and hold all dividends or other distributions paid or distributed with respect to the Exchange Common Stock held by it for the account of the Distributees entitled thereto.

         2.5 Tom Brown Distributions. A Distributee shall be entitled to receive dividends and other distributions with respect to the Exchange Common Stock to which such Distributee is entitled pursuant to the Plan of Reorganization.

         2.6 No Further Ownership Rights in Presidio Securities. Except for the contribution to be made by Tom Brown pursuant to Section 2.1, if, after the Closing, a certificate representing a Presidio Security registered in the name of a Distributee (other than Tom Brown) is presented to Presidio or the Exchange Agent for any reason, it shall be cancelled and exchanged for that portion and amount, if any, of the Exchange Consideration allocated thereto pursuant to the Plan of Reorganization.

         2.7 No Fractional Shares. No fractional shares of the Exchange Common Stock shall be issued to a Distributee. The Exchange Agent shall, on behalf of all Distributees otherwise entitled to receive fractional shares of Exchange Common Stock, promptly following the Closing, aggregate such fractional shares of Exchange Common Stock and sell the resulting whole shares of Exchange Common Stock for the account of such Distributees, and such Distributees shall be entitled to receive their allocable portion of the net proceeds of the sale thereof.

         2.8 Termination of Exchange Fund. Any portion of the Exchange Consideration held by the Exchange Agent that is not distributed pursuant to the Plan of Reorganization within ninety (90) days after the Closing shall, upon Presidio's request, be delivered to Tom Brown. Thereafter, a Distributee shall look only to Presidio for distribution of that portion and amount of the Exchange Consideration (including any dividends or distributions made in respect of Exchange Common Stock) that such Distributee is entitled to receive pursuant to the Plan of Reorganization. Such amounts shall bear no interest.

         2.9 No Liability. None of Presidio, Tom Brown, the Exchange Agent, or any other person shall be liable to any Distributee for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar law. Any amounts remaining unclaimed by a Distributee for a period of two years following the Closing (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Tom Brown free and clear of any claims or interest of any such Distributee or his successors, assigns, or personal representative previously entitled thereto.

         2.10 Lost, Stolen, or Destroyed Certificates. If any certificate representing a Presidio Security shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Distributee claiming such certificate to be lost, stolen, or destroyed and, if required by Tom Brown, the issuance by such Distributee of such reasonable indemnity as Tom Brown may require against any claim that may be made against it with respect to such certificate, the Exchange Agent or Tom Brown, as applicable, shall issue in exchange for such lost, stolen, or destroyed certificate that portion and amount of the Exchange Consideration allocated to such Presidio Security in accordance with the Plan of Reorganization.

         2.11 Merger Alternative. If Tom Brown shall determine that the transaction described in this Article II will not have the legal effects described in the third sentence of Section 2.1, then the Exchange shall be recast as a merger to be effected under the laws of the State of Delaware (the "Merger"), pursuant to which a subsidiary of Tom Brown shall be merged with and into Presidio, with Presidio to be the surviving corporation and a wholly-owned subsidiary of Tom Brown. In such event, this Agreement shall constitute an Agreement and Plan of Merger and the parties shall prepare and file all such documents (including any Certificate of Merger) necessary to effect the Merger.


                                  ARTICLE III

                        CLOSING AND PRE-CLOSING ACTIONS

         3.1     Time and Place of Closing.

                 (a) Consummation of the Exchange as contemplated by this Agreement (the "Closing"), shall, unless otherwise agreed to in writing by Tom Brown and Presidio, take place at the offices of Andrews & Kurth L.L.P., located at 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m., New York City time, on the fifth business day following the date that the conditions specified in Article VIII have been satisfied, unless another time, date and place is agreed to by the parties.

                 (b) The date on which the Closing occurs is herein referred to as the "Closing Date".

         3.2 Adjustment to Common Share Value. If at any time or from time to time after the date of this Agreement and on or before the Closing Date, Tom Brown shall (a) pay a dividend in Tom Brown Common Stock or make a distribution in Tom Brown Common Stock (or in securities convertible into Tom Brown Common Stock), (b) subdivide the outstanding Tom Brown Common Stock, (c) combine the outstanding Tom Brown Common Stock into a smaller number of shares of Tom Brown Common Stock, or (d) issue any shares of its capital stock or other securities by reclassification of the Tom Brown Common Stock, then the Common Share Value (or if necessary the securities comprising the Exchange Common Stock) in effect at the time of the record date for such dividend or distribution or as of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the aggregate number and kind of shares of Exchange Common Stock shall be the aggregate number and kind of shares of Tom Brown Common Stock or other securities of Tom Brown which, if the Exchange Common Stock had been outstanding immediately prior to such time, the Exchange Common Stock would represent by virtue of such dividend, distribution, subdivision, combination or reclassification.

                                   ARTICLE IV

                                   COVENANTS

         4.1 Access to Assets, Personnel, and Information. From the date of this Agreement until the Closing, Presidio shall afford to Tom Brown and its representatives, at Tom Brown's sole risk and expense, full access to any of the assets, books, records (including files, Tax Returns, and accountants' workpapers), contracts, employees, representatives, and agents (including attorneys, accountants, and independent engineers) and facilities (including office facilities) of the Presidio Parties, during normal business hours and provided that such access does not unreasonably interfere with the ongoing business or operations of any of the Presidio Parties. Presidio shall upon request furnish promptly to Tom Brown (at Tom Brown's expense) a copy of any file, book, record, contract, or other written information concerning a Presidio Party (or any of their respective assets) that is within the possession or control of a Presidio Party. During such period, Presidio will make available to a reasonable number of Tom Brown representatives adequate office space and facilities at the principal office facility of Presidio in Denver, Colorado.

         4.2     Confidentiality Obligations.  Notwithstanding anything in this
Article IV to the contrary, Presidio shall not be obligated under the terms of this Article IV to disclose to Tom Brown or its representatives, or grant Tom Brown or its representatives access to, information that is within Presidio's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Presidio, to the extent reasonably requested by Tom Brown, will use its reasonable efforts to obtain any such consent.

          4.3      Indemnity Regarding Access.   Tom Brown agrees to indemnify,
defend, and hold harmless each Presidio Party, their respective directors, officers, employees, agents, and representatives from and against any and all claims, liabilities, losses, costs, and expenses (including court costs, expenses of litigation and reasonable attorneys' fees) in connection with personal injuries to personnel of Tom Brown or its representatives, including death or property damage arising out of or relating to the access to the business, property, and records afforded to Tom Brown.

         4.4 Tom Brown to Vote for Plan of Reorganization. Tom Brown shall vote, or shall cause to be voted, all Presidio Securities beneficially owned by Tom Brown or any Affiliate thereof in favor of the Plan of Reorganization.

         4.5     Petition Under the Bankruptcy Code.

                 (a) Each of the Presidio Parties (other than Presidio West Virginia) shall, on or before August 1, 1996, commence their respective Chapter 11 cases (together with Presidio West Virginia's pending Chapter 11 case, collectively, the "Reorganization Cases"). If prior to the voluntary commencement of the Reorganization Cases by the Presidio Parties (other than Presidio West Virginia) there should be commenced an involuntary case against Presidio or Presidio Exploration, and such Presidio Party consents to the entry of an order for relief in such involuntary case, then each of the Presidio Parties that are not subject to the involuntary case shall promptly commence a Reorganization Case. Each of the foregoing voluntary filings or consents by the Presidio Parties (other than Presidio West Virginia) is hereinafter referred to as a "Bankruptcy Event".

                 (b) Upon the occurrence of a Bankruptcy Event, the Presidio Parties will file, or will cause to be filed, all pleadings, requests, and other items and information required to be filed with the Bankruptcy Court in a form reasonably acceptable to Tom Brown. The Presidio Parties will use their reasonable efforts to file the Plan of Reorganization and a Disclosure Statement by no later than thirty (30) days following the occurrence of a Bankruptcy Event. The Presidio Parties hereto shall use their reasonable efforts to cause the Bankruptcy Court to confirm the Plan of Reorganization and approve the Disclosure Statement and approve, authorize, and order assumption of this Agreement and all other agreements contemplated by, or related to, this Agreement.

                 (c) Not later than three (3) business days after the occurrence of a Bankruptcy Event, Presidio shall file a motion in form and substance reasonably acceptable to Tom Brown and seek a prompt hearing thereon before the Bankruptcy Court for an order reasonably satisfactory in form and substance to Tom Brown approving the provisions of Section 9.2 of this Agreement (the "Initial Order").

                 (d) Not later than three (3) business days after the occurrence of a Bankruptcy Event, Presidio shall file a motion in form and substance reasonably acceptable to Tom Brown and seek a prompt hearing thereon before the Bankruptcy Court for an order establishing a claims bar date setting the last date for filing prepetition claims and administration claims (in each case, other than claims in respect of trade obligations for services, materials, or goods incurred or arising in the ordinary course of business, the Bank Obligations, the Debt Obligations, or the Presidio Securities), including claims described in Section 510(b) of the Bankruptcy Code, which date shall not be less than twenty (20) days prior to the Confirmation Date (the "Bar Date Order").

                 (e) The parties acknowledge that Presidio West Virginia currently has its Reorganization Case pending and that notwithstanding the execution and delivery of this Agreement by Presidio West Virginia or any provision contained herein to the contrary, this Agreement shall not be effective as to Presidio West Virginia until such time as the Bankruptcy Court shall have entered an order authorizing Presidio West Virginia to execute and deliver this Agreement. After the date of this Agreement, Presidio shall cause Presidio West Virginia to promptly seek entry of an order of the Bankruptcy Court in Presidio West Virginia's Reorganization Case approving Presidio West Virginia's execution and delivery of this Agreement.

         4.6     Preparation of Disclosure Statement.

                 (a) Prior to the date of this Agreement, the parties hereto have prepared the Disclosure Statement in a form necessary to obtain lawful and enforceable acceptances or rejections of the Plan of Reorganization from the appropriate impaired classes of creditors and equity securityholders (the "Presidio Securityholders") and to implement and to obtain a Final Order confirming the Plan of Reorganization and to cause the issuance and distribution of the Exchange Common Stock in accordance with the Plan of Reorganization to be effected in compliance with all applicable provisions of the Bankruptcy Code, the 1933 Act, the 1934 Act, and any other federal or state law relating to the transactions contemplated by this Agreement.

                 (b) The solicitation of acceptances or rejections of the Plan of Reorganization shall be conducted in accordance with the requirements of Chapter 11 of the Bankruptcy Code (including Sections 1125 and 1145 thereof), the attendant bankruptcy rules of practice, and those federal or state securities laws which are not preempted or rendered moot by the applicability of the Bankruptcy Code and attendant bankruptcy rules of practice.

                 (c) The parties heretofore have furnished and will continue to furnish to each other such information with respect to themselves, their respective associates and Affiliates and their respective assets and businesses (including such separate financial information of or relating to each party hereto) as shall be required for the Disclosure Statement and all additional filings as required by the Bankruptcy Code, the 1933 Act, the 1934 Act, state securities laws, the rules and regulations under such laws, and the rules and regulations of any applicable securities exchanges. All information that may be hereafter included in the Disclosure Statement and such additional filings, as applicable, relating to Tom Brown shall be approved by Tom Brown and all information that may be hereafter included in the Disclosure Statement and such additional filings, as applicable, relating to the Presidio Parties shall be approved by Presidio.

         4.7      Disclosure Statement.

                 (a) Presidio hereby covenants and agrees with Tom Brown that the Disclosure Statement (at the time it is first mailed to the Presidio Securityholders and at the Closing) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading (provided, however, that this clause shall only apply to information contained in the Disclosure Statement that was supplied by Presidio specifically for inclusion therein). If, at any time prior to the Closing, any event with respect to Presidio, or with respect to other information supplied by Presidio specifically for inclusion in the Disclosure Statement occurs and such event is required by the Bankruptcy Code to be described in an amendment or supplement to the Disclosure Statement, then Presidio shall promptly notify Tom Brown of such occurrence and the parties shall cooperate with each other in the preparation and filing and obtaining Bankruptcy Court approval of such amendment or supplement, and, after obtaining Bankruptcy Court approval thereof, its dissemination.

                 (b) Tom Brown hereby covenants and agrees with Presidio that the Disclosure Statement (at the time it is first mailed to the Presidio Securityholders, and at the Closing) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause shall only apply to information contained in the Disclosure Statement that was supplied by Tom Brown specifically for inclusion therein). If, at any time prior to the Closing, any event with respect to Tom Brown, or with respect to other information supplied by Tom Brown specifically for inclusion in the Disclosure Statement occurs and such event is required by the Bankruptcy Code to be described in an amendment or supplement to the Disclosure Statement, then Tom Brown shall promptly notify Presidio of such occurrence and the parties shall cooperate with each other in the preparation and filing and obtaining Bankruptcy Court approval of such amendment or supplement, and, after obtaining Bankruptcy Court approval thereof, its dissemination.

                 (c) No amendment or supplement to the Disclosure Statement will be filed or otherwise disseminated to the Presidio Securityholders without the approval of both Tom Brown and Presidio.

         4.8 Solicitation of Presidio Securityholders. Presidio will use its good faith efforts to cause to be solicited from the Presidio Securityholders their acceptance of the Plan of Reorganization, and except as the board of directors of Presidio may otherwise determine appropriate in order to properly discharge its fiduciary duties, Presidio will recommend acceptance of the Plan of Reorganization to the Presidio Securityholders; provided, however, that no solicitation of the Presidio Securityholders with respect to the Plan of Reorganization shall be made until:

                 (a) The Bankruptcy Court has entered an order determining and finding that (i) the Disclosure Statement complies with the provisions of Section 1125 of the Bankruptcy

         Code, (ii) the solicitation of the Presidio Securityholders with respect to their approval of the Plan of Reorganization may be made by means of the Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, and (iii) each of Tom Brown and Presidio will be afforded the protection granted by Section 1125(e) of the Bankruptcy Code with respect to such solicitation; and

                 (b) The written opinion of Presidio's investment bankers or financial advisors referred to in Section 5.18 shall have been reconfirmed and shall not have been withdrawn or revised in any material respect.

         4.9 Cooperation; Notification of Certain Changes. The parties hereto will cooperate and use their reasonable efforts to (a) obtain (and will prepare all registrations, filings, applications, requests, and notices required to obtain) all permits, approvals, and consents of governmental bodies or third parties which may be necessary to consummate the transactions contemplated by this Agreement, including but not limited to all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "Hart Scott Act"), and the rules and regulations promulgated thereunder and (b) to cure existing title defects. The parties hereto will otherwise cooperate and provide each other with such assistance as may reasonably be required to perform or satisfy all covenants and conditions required to be performed or satisfied hereunder. Each party will promptly notify the other parties hereto of any event of which they obtain knowledge which has or might reasonably be expected to have a material adverse effect on their respective businesses or which, if known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement.

         4.10 Listing Application. On or before the date of filing of the Disclosure Statement, Tom Brown will file a listing application with NASDAQ for the approval of the listing thereon of the Exchange Common Stock.

         4.11 Third Party Consents. Promptly after the commencement of a case under the Bankruptcy Code as contemplated herein, Presidio will use its reasonable efforts to obtain each Third Party Consent, or if not otherwise obtained, to file, or cause to be filed, all pleadings, requests, and other items and information required to be filed with, the Bankruptcy Court (to the extent applicable), seeking to obtain a Final Order or determination from the Bankruptcy Court establishing that such Third Party Consent is not applicable to or necessary in connection with the transactions contemplated by this Agreement. As used in this Agreement, "Third Party Consent" means any third-party consents relating to the Oil and Gas Assets that would be required in respect of the transactions contemplated by this Agreement.

         4.12 Agreements of Affiliates. At least thirty (30) days prior to the Closing Date, Presidio shall cause to be prepared (and updated from time to time as may be necessary) and delivered to Tom Brown a list identifying all persons who, at that time, may be deemed to be "affiliates" of Presidio as that term is used in paragraph (a) of Section 1145 of the Bankruptcy Code and paragraphs (c) and (d) of Rule 145 under the 1933 Act. Presidio shall use its reasonable efforts to cause each person who is identified as an affiliate of Presidio in such list to execute and deliver to Tom Brown, on or prior to the Closing Date, a written agreement, in the form attached hereto as Exhibit E. Tom Brown shall be entitled to place legends as specified in such agreements on the certificates representing any Exchange Common Stock to be distributed to such persons in the Exchange.

         4.13 Amendment to Plan. Without the prior consent of Tom Brown, which shall not be unreasonably withheld, no Presidio Party shall amend the terms and provisions of the Plan of Reorganization.

         4.14 Costs and Expenses. Except as set forth in Section 9.2(b), each party to this Agreement will be responsible for and will pay all costs, fees, and expenses incurred by such party in connection with the preparation, negotiation, and execution of this Agreement, the Plan of Reorganization, the Disclosure Statement and all other documents and instruments contemplated herein, including:

                 (a) all fees, costs, and expenses of its counsel, engineers, accountants, financial advisors, and others engaged by such party; and

                 (b) all fees, costs and expenses incurred by such party in connection with filings made by it relating to the transactions contemplated by this Agreement under the Hart Scott Act, the 1933 Act, the 1934 Act, the Bankruptcy Code, or any other federal or state laws, rules, and regulations.

         4.15    New D&O Insurance.

                 (a) At the Closing, Tom Brown shall take all reasonable actions necessary to acquire or to cause (which shall include the payment of the required premium in the amount described in the policy attached to the letter identified below to the extent not previously paid) Presidio to acquire for the benefit of each of the Directors and Officers the policy of directors and officers liability insurance in the form attached to that certain letter of even date herewith from Presidio to Tom Brown and identified therein as being provided pursuant to this Section 4.15 (the "New D&O Insurance"). For the time period commencing as of the Closing Date and ending as of the sixth anniversary of the Closing Date, Tom Brown shall take all reasonable actions required by the terms of the New D&O Insurance policy necessary to keep in full force and effect the New D&O Insurance.

                 (b) From and after the Closing neither Tom Brown nor any Presidio Party shall take any action to modify any provision contained in the certificate of incorporation or bylaws of any Presidio Party or any contract or agreement which exculpates, limits, or restricts the liability of any of the Directors and Officers to any Presidio Party; any Presidio Securityholder or any other person arising out of or pertaining to acts or omissions, by such person in his capacity as a director, officer, employee or agent of a Presidio Party.

                 (c) On or before the Closing, Presidio shall (i) use its reasonable efforts to obtain waivers and releases effective as of the Closing, in form and substance reasonably satisfactory to Tom Brown, of all rights to indemnity which may exist in favor of any officers or directors of any of the Presidio Parties (and from any other persons who may be entitled to indemnity from any of the Presidio Parties) under the respective charters, by-laws or agreements of any of the Presidio Parties or under applicable law or (ii) obtain a Final Order of the Bankruptcy Court which discharges all such obligations of indemnity.

                 (d) From and after the Closing, Tom Brown shall use its best efforts or shall take all actions necessary to cause Presidio to use its best efforts to give each Director and Officer notice (within five (5) business days) of the assertion or threatened (in writing) assertion of any claims, actions, suits, or proceedings that name or threaten (in writing) to name any Director or Officer as a party or which relates to acts or omissions by any such person in his capacity as a director, officer, employee or agent of a Presidio Party.

                 (e) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each of the Directors and Officers and their respective heirs and representatives.

         4.16 Information Kept Confidential. Except as otherwise contemplated in this Agreement, Tom Brown shall hold in strict confidence all aspects of the transactions contemplated by this Agreement and all information and data concerning the Oil and Gas Assets which has been obtained from Presidio in connection with the transactions contemplated by this Agreement in accordance with the terms and provisions of the Confidentiality Agreement, which Confidentiality Agreement is hereby ratified and adopted by the parties hereto and incorporated by reference herein.

         4.17    Pre-Closing Action.   Presidio and Tom Brown shall use all
reasonable efforts to cause all of the conditions precedent to the consummation of the transactions contemplated by this Agreement applicable to each of them to be met as promptly as possible and to take all such other actions as may be reasonably necessary to effect the consummation of the transactions contemplated by this Agreement.

         4.18    Public Announcements.   Each party hereto shall consult with
the other party hereto prior to any public announcement by such party regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby; provided, however, the foregoing shall not restrict disclosures by Tom Brown or Presidio made in order to comply with applicable securities or other laws or made in order to comply with judicial decrees or orders or existing loan or other agreements binding such party (or its Affiliates), as determined in such party's discretion.

         4.19 Conduct of Presidio's Business Pending Closing. Except as otherwise contemplated by this Agreement, Presidio covenants and agrees with Tom Brown that, from the date of this Agreement until the Closing, each Presidio Party will conduct its business only in the ordinary and usual course consistent with past practices. Notwithstanding the preceding sentence, Presidio covenants and agrees with Tom Brown that, except as otherwise contemplated in this Agreement or the Plan of Reorganization, from the date of this Agreement until the Closing, without the prior written consent of Tom
Brown:

                 (a) No Presidio Party will engage in any type of business in which it is not engaged as of the date of this Agreement;

                 (b) No Presidio Party will (i) amend its certificate or articles of incorporation or bylaws, (ii) split, combine, or reclassify any of its outstanding capital stock or other securities or make any other changes in its capital structure, (iii) except for dividends or distributions made to another Presidio Party, declare, set aside, or pay any dividends or other distributions (whether payable in cash, property, or securities) with respect to its capital stock, (iv) issue, sell, or agree to issue or sell any securities, including its capital stock, any rights, options, or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than shares of Presidio Common Stock issued pursuant to the exercise of any Presidio Options or Warrants), (v) purchase, cancel, retire, redeem, or otherwise acquire any of its outstanding capital stock or other securities, (vi) merge or consolidate with, or transfer all or substantially all of its assets to, another corporation or other business entity, (vii) liquidate, wind-up, or dissolve (or suffer any liquidation or dissolution), or (viii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

                 (c) Except as set forth in Schedule 4.19, no Presidio Party will (i) acquire any corporation, partnership, or other business entity or any interest therein (other than interests in joint ventures, joint operation or ownership arrangements, or tax partnerships acquired in the ordinary course of business), (ii) sell, lease or sublease, transfer, or otherwise dispose of or mortgage, pledge, or otherwise encumber or grant any rights or interests with respect to any Oil and Gas Assets that, individually or in the aggregate, were assigned a value in the Reserve Report of $100,000 or more or any other assets that, individually or in the aggregate, have a value at the time of such sale, lease, sublease, transfer, or disposition of $100,000 or more (except that this clause shall not apply to the sale of severed oil, gas and other minerals produced and sold in the ordinary course of business or the expenditure of the Presidio Parties' cash and cash items in the ordinary course of business), (iii) farm-out any Oil and Gas Assets or interest therein,
         (iv) sell, transfer, or otherwise dispose of or mortgage, pledge, or otherwise encumber any securities of any other person, (v) enter into any agreement requiring a payment or expenditure thereunder by a Presidio Party in excess of $100,000 and not terminable by a Presidio Party upon notice of thirty (30) days or less and without penalty or other obligation, (vi) enter into any transaction (x) pursuant to which a Presidio Party will make a payment or incur an expenditure in excess of $100,000 or (y) not in the ordinary course of business and not contemplated by this Agreement, (vii) agree with any person to limit or otherwise restrict in any manner the ability of a Presidio Party to compete or otherwise conduct its business, or (viii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

                 (d) No Presidio Party shall make any payments in respect of the Debt Obligations; provided, however, that the Presidio Parties may make interest payments accruing on the Subordinated Gas Indexed Notes not to exceed $8,000 per quarter;

                 (e) No Presidio Party will (i) except for loans extended by another Presidio Party, incur any additional indebtedness for borrowed money or any other obligation or liability (other than interest accruing on existing indebtedness and liabilities incurred in the ordinary course of business and consistent with past practices),
         (ii) assume, endorse (other than
         endorsements of negotiable instruments in the ordinary course of business), guarantee, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the liabilities or obligations of any person not a Presidio Party, (iii) make any material loans, advances or capital contributions to, or investments in any person (other than loans or advances in the ordinary course of business and consistent with past practices, advances for business expenses made to officers and employees of such Presidio Party, short-term investments made pursuant to customary cash management systems of such Presidio Party in the ordinary course and consistent with past practices and loans, advances, capital contributions to, or investments in, another Presidio Party) or (iv) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

                 (f) Each Presidio Party will operate, maintain, and otherwise deal with the Oil and Gas Assets in accordance with good and prudent oil and gas field practices (including the making of all appropriate repairs, renewals, and replacements of equipment associated therewith) and in material compliance with all applicable oil and gas leases and other contracts or agreements and all applicable laws, rules, and regulations;

                 (g) No Presidio Party will pay or incur drilling or other capital expenditures in excess of $100,000 with respect to any well (other than in accordance with the expenditures listed in Schedule
         4.19 or, under emergency circumstances, expenditures necessary for the preservation or protection of a Presidio Party's assets or the preservation or protection of the public safety or health);

                 (h) No Presidio Party shall voluntarily resign, transfer or otherwise relinquish any right it has as of the date of this Agreement, as operator of any of the Oil and Gas Assets;

                 (i) No Presidio Party will (i) enter into, or otherwise become liable or obligated under or pursuant to (x) any employee benefit, pension, or other plan (whether or nor subject to ERISA), (y) any stock option, stock purchase, incentive, or deferred compensation plans or arrangements or fringe benefit plan, or (z) any consulting, employment, severance, termination, or similar agreement with any person, except for the Existing Plans, (ii) hire any key employee,
         (iii) grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses, or increases in compensation or benefits to, or forgive any indebtedness of, any director, officer, employee, or consultant (other than payments, bonuses or increases in compensation or benefits or forgiveness of indebtedness that are required by the terms of the Existing Plans as in effect as of the date of this Agreement), or (iv) enter into any contract, agreement, commitment, or arrangement to do any of the foregoing;

                 (j) Presidio will keep and maintain accurate consolidated books, records, and accounts in accordance with GAAP;

                 (k) Each Presidio Party, as appropriate, will (i) pay all Taxes, assessments, and other governmental charges imposed upon any of its assets or with respect to its franchises, business, income, or assets before any penalty or interest accrues thereon, (ii) pay all claims (including claims for labor, services, materials, and supplies) that have become due and payable and which by law have or may become a Lien upon any of its assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon, and
         (iii) comply in all material respects with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (provided, however, that a Presidio Party may contest the imposition of any Taxes, assessments, and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation, or order if done so in good faith by appropriate proceedings and if adequate reserves are established in accordance with GAAP or as may be determined as sufficient by Presidio's board of directors);

                 (l) Each Presidio Party will use its reasonable efforts to maintain in full force and effect the policies or binders of insurance currently maintained by it and shall promptly notify Tom Brown if any are not so maintained;

                 (m) Each Presidio Party will use its reasonable efforts to preserve intact its assets and business organization and to preserve the goodwill of those having business relationships with it; provided, however, that a Presidio Party shall not be required to make any payments (other than as may be contractually committed and due) or enter into or amend any contractual arrangements to satisfy the foregoing obligation; and

                 (n) Each Presidio Party will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its performance under this Agreement.

         4.20    No Solicitation.

                 (a) From and after the date of this Agreement, no Presidio Party will (and each Presidio Party will use its reasonable efforts to cause the Presidio Representatives not to), directly or indirectly, make, solicit, initiate, engage or participate in discussions or negotiations with or provide information to, any person (other than Tom Brown or any of its representatives) or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any part of the outstanding capital securities of any Presidio Party or all or any material portion of the assets or business of a Presidio Party, whether by merger, purchase of assets, tender offer, exchange offer, business combination, sale of substantial assets, sale of securities, liquidation, dissolution, or otherwise (an "Alternative Transaction"), other than the transactions contemplated by this Agreement.

                 (b) Promptly following the execution of this Agreement, each Presidio Party will (and will cause the Presidio Representatives to) terminate any existing activities, discussions, or negotiations with third parties (other than Tom Brown) with respect to any possible Alternative Transaction.

                 (c)      Notwithstanding the provisions of Section 4.20(a) and
         Section 4.20(b), (i) a Presidio Party and the Presidio Representatives may furnish information to and negotiate and have discussions with any person who has made an unsolicited bona fide proposal in regard to an Alternative Transaction if the board of directors of Presidio determines, after consultation with its outside legal counsel, that the failure to furnish such information to or negotiate or have discussions with such person conflicts with the proper discharge of their fiduciary duties and (ii) the board of directors of Presidio shall not be prohibited from taking and publicly disclosing a position with respect to an Alternative Transaction if required to do so pursuant to Rule 14d-9 and Rule 14e-2 under the 1934 Act or from making such disclosure which, in the judgment of the board of directors of Presidio, may be required under applicable law. Presidio will promptly notify Tom Brown in the event of any discussion, negotiation, proposal or offer of the type referred to above or any decision to furnish information or take any other action referred to in this Section 4.20(c).

         4.21 Employees. Within sixty (60) days of the date of this Agreement, Tom Brown shall provide Presidio with a list of the employees of the Presidio Parties who as of that date, Tom Brown intends not to be employed after the Closing by either Tom Brown, Presidio, or an Affiliate thereof, together with the proposed date that each such employee's employment will be terminated. From and after such date, Tom Brown shall use its reasonable efforts to provide Presidio with one or more supplements to such list and, at least thirty (30) days prior to the Closing, Tom Brown shall use its reasonable efforts to provide Presidio with a final supplement to such list. The provisions of this Section 4.21 are not intended to create and shall not be construed as creating any right in favor of any such employee of the Presidio Parties, including any continuing right of employment on the part of any employee who is not named on such list or supplement thereto.

         4.22 Severance Plan and Agreements. Tom Brown shall take all actions necessary to cause (which, if necessary, shall include making additional capital contributions to Presidio consisting of cash or shares of Tom Brown Common Stock, as appropriate) Presidio to pay at the Closing to all employees who are either named in the list or any supplement thereto to be provided pursuant to Section 4.21 or whose employment is otherwise terminated at Closing, all amounts which such employees would be due (at or within thirty
(30) days of the time of their termination of employment) under the Severance Plan and Key Employee Severance Agreements set forth in Schedule 4.22, including all amendments and modifications thereto (collectively, the "Severance Plan and Agreements"). From and after the Closing, Tom Brown shall take all actions necessary to cause (which, if necessary, shall include making additional capital contributions to Presidio consisting of cash or shares of Tom Brown Common Stock, as appropriate) Presidio to assume and make all other payments, and to assume and provide all benefits, required to be paid or provided to the employees and officers of the Presidio Parties in accordance with the provisions of the Severance Plan and Agreements. Tom Brown hereby acknowledges that the obligations under the Key Employee Severance Agreements set forth in Schedule 4.22 include the obligation arising under Section 2 thereof to provide the rights and benefits described in Section 3 thereof to any such employee whose employment is terminated at any time within two years following the Closing Date. Tom Brown shall take all actions necessary to cause Presidio to not amend or modify the terms and provisions of the Severance Plan and Agreements without the prior consent of the beneficiaries or beneficiary, as applicable, of such Severance Plan and Agreements. Tom Brown shall take all actions necessary to cause (which, if necessary, shall include making additional cash capital contributions to Presidio) Presidio to provide insurance coverage for the time period required under the Severance Plan and Agreements, under one or more insurance plans providing substantially comparable benefits to those provided under Presidio's current insurance plans and at no employee cost, to all employees of Presidio who are entitled to such benefits under the Severance Plan and Agreements. Nothing in this Section 4.22 shall be construed to limit the right of any employee to any benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         4.23 Presidio ESOP. Prior to the Closing, Presidio shall terminate the Employee Stock Ownership Plan of Presidio Oil Company (the "ESOP"), cause all current participants in the ESOP to become 100% vested in their accounts under the ESOP, and file an application for a favorable determination letter with the Internal Revenue Service that the termination of the ESOP does not adversely affect the qualification of the ESOP. At the Closing, Presidio shall cause the ESOP accounts (then consisting of Exchange Common Stock) to be distributed to the participants and beneficiaries pursuant to the terms of the ESOP.

         4.24 Presidio 401K. Subsequent to the Closing, Tom Brown may cause Presidio to terminate the Presidio Oil Company 401k Plan (the "401k Plan") or merge the 401k Plan into another qualified plan of Tom Brown. From and after the Closing, Tom Brown shall take all actions necessary to cause Presidio to cause each employee of a Presidio Party who is not employed by Tom Brown or an Affiliate thereof after the Closing or any such employee who is employed by Tom Brown or an Affiliate thereof after the Closing but whose employment is subsequently terminated to receive a distribution of all benefits under the 401k Plan of such person as soon after such termination of employment as is administratively possible.

         4.25 Other Plans. Except to the extent already provided in Section 4.22, at the Closing, Tom Brown shall take all actions necessary to cause (which, if necessary, shall include making additional cash contributions to Presidio) Presidio to pay at the Closing to the employees and officers of the Presidio Parties all amounts which such employees and officers would be due (at or within thirty (30) days of the time of their termination of employment) in accordance with the provisions of the Employee Benefit Plans. Except to the extent already provided in Sections 4.22, 4.23 and 4.24, from and after the Closing, Tom Brown shall take all actions necessary to cause (which, if necessary, shall include making additional cash capital contributions to Presidio) Presidio to assume and make all vested payments, and provide all benefits, required to be paid or provided to the employees and officers of the Presidio Parties in accordance with the provisions of the Employee Benefit Plans.

         4.26 Letters of Credit. At the Closing, Tom Brown shall or shall cause Presidio to have issued by a commercial bank or banks a substitute letter of credit for each of the letters of credit set forth in Schedule 4.26 in form and substance acceptable to each of the beneficiaries of each such letter of credit.

         4.27 Certain Tom Brown Transactions. Except as otherwise contemplated by this Agreement, Tom Brown covenants and agrees with Presidio that, from the date of this Agreement until the Closing, Tom Brown and its Affiliates who are controlled by it will, taken as a whole, remain primarily engaged in the businesses relating to the exploration and production of oil, gas and other minerals and the treatment, processing, storage, transportation and marketing of oil, gas and other minerals. Prior to the Exchange and until the Closing or termination of this Agreement, Tom Brown shall not and it shall not allow any Affiliate thereof to directly or indirectly sell, transfer, or otherwise dispose of (except to an Affiliate) any Presidio Securities beneficially owned as of the date of this Agreement by Tom Brown or any Affiliate thereof or any Presidio Securities hereafter acquired by Tom Brown or any Affiliate thereof.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PRESIDIO

         5.1     Disclaimers.

                 (a) Prior to the execution of this Agreement, Tom Brown has been afforded the opportunity to inspect the Oil and Gas Assets and to examine the records of Presidio at Presidio's offices with respect to the Oil and Gas Assets, and has been afforded access to all information in Presidio's possession with respect to the Oil and Gas Assets. TOM BROWN ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE V, PRESIDIO, ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS HAVE MADE NO, AND PRESIDIO HEREBY EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, AS TO A PRESIDIO PARTY'S TITLE TO THE OIL AND GAS ASSETS, OR AS TO ANY OTHER INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO TOM BROWN BY OR ON BEHALF OF PRESIDIO (INCLUDING THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCTION PRICING ASSUMPTIONS, PRESENT OR PAST PRODUCTION RATES, COMPLIANCE WITH LEASE TERMS, THE CONDITION OF ANY WELL, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING).

                 (b) PRESIDIO EXPRESSLY DISCLAIMS ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE OIL AND GAS ASSETS INCLUDING (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF TOM BROWN UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (v) ANY CLAIM BY TOM BROWN FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY TOM BROWN THAT THE PERSONAL PROPERTY, FIXTURES AND ITEMS ARE TO BE ACCEPTED AS IS, WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND THAT TOM BROWN HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS TOM BROWN DEEMS APPROPRIATE.

                 (c) NOTWITHSTANDING ANY PROVISIONS CONTAINED HEREIN TO THE CONTRARY, NO REPRESENTATION AND WARRANTY CONTAINED IN THIS ARTICLE V MAY BE BREACHED BY REASON OF ANY PERMITTED CLAIM.

                 (d) All information and data set forth in each of the separately numbered Schedules hereto shall be deemed by this reference to be set forth in all such other Schedules delivered pursuant to this Agreement; provided, that the information and data set forth in
         Schedule 5.25 shall not be deemed pursuant to this Section 5.1(d) to be set forth in Schedule 5.12. Except as otherwise provided in this
         Section 5.1(d), it is the intent of the parties that once particular information and data is disclosed in a Schedule hereto, that the same information and data need not be contained in another Schedule hereto.

                 (e) Subject to this Section 5.1, and the information and data disclosed on any Schedule hereto, Presidio hereby makes the representations and warranties contained in the remaining Sections of this Article V.

         5.2 Existence. Each of Presidio Exploration and Palisade Oil is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and each of Presidio and Presidio West Virginia is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each Presidio Party is duly qualified to do business as a foreign corporation in the state(s) where the character of the properties owned or leased by such Presidio Party or the nature of its activities make such qualification necessary. Each of the Presidio Parties has full corporate power and authority to own its properties and assets and to carry on its business as now being conducted.

         5.3 Authorization and Enforceability. Each Presidio Party has the corporate power and authority to enter into and, subject to the requisite approval of the Bankruptcy Court and the Presidio Securityholders and the issuance of the Confirmation Order, perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of each Presidio Party except for the requisite approval of the Presidio Securityholders. This Agreement constitutes the valid and binding obligation of Presidio enforceable in accordance with its terms.

         5.4 No Violations. Subject to the requisite approval of the Presidio Securityholders and the issuance of the Confirmation Order, the execution, delivery and performance of this Agreement by each Presidio Party and the consummation of the transactions contemplated by this Agreement, will not (a) violate, conflict with or result in a breach of any provision of the certificates of incorporation or bylaws of any Presidio Party, (b) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Lien upon any of the assets of any Presidio Party under, any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, plan, instrument or other document ("Contract") binding on any Presidio Party, (c) violate any judgment, injunction, order, ruling, or decree applicable to any Presidio Party as a party in interest, or the assets of any Presidio Party, or (d) violate any law, rule, or regulation applicable to any Presidio Party or relating to its assets.

         5.5 Claims and Litigation. Except for the claims, actions, suits, or proceedings expressly set forth in the Presidio SEC Documents or in Schedule 5.5, there are no claims, actions, suits, or proceedings pending (including claims described in Section 510(b) of the Bankruptcy Code and new claims asserted or new actions arising after the date of this Agreement that form a part of suits or proceedings set forth in Schedule 5.5), or to the Knowledge of Presidio, threatened against a Presidio Party.

         5.6 Consents and Approvals. No consent, approval, order, or authorization of, registration, declaration, or filing with, or permit (other than filings required under the 1933 Act, the 1934 Act, the Hart Scott Act and filings required by and the approval of the Bankruptcy Court) from any Governmental Authority is required by or with respect to the Presidio Parties in connection with the execution and delivery of this Agreement by the Presidio Parties or the consummation by the Presidio Parties of the transactions contemplated hereby, except for the approval of the Presidio Securityholders and those otherwise expressly contemplated herein.

         5.7 Presidio SEC Documents. Presidio has made available to Tom Brown a true and complete copy of the Presidio SEC Documents, which are all the documents (other than preliminary material) that Presidio was required to file with the SEC since January 1, 1995. As of their respective dates, the Presidio SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Presidio SEC Documents, and none of the Presidio SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.8     Taxes.

                 (a) Each Presidio Party and any affiliated, combined, or unitary group of which any such corporation is or was a member ("Presidio Tax Affiliates") has timely filed all Tax Returns that are required to be filed by it. All such Tax Returns were correct and complete in all material respects.

                 (b) Each Presidio Party and each Presidio Tax Affiliate has timely paid all Taxes that are due and payable (except for Taxes that are being contested in good faith by appropriate proceedings as of the date of this Agreement and for which reserves, which are adequate under GAAP, have been established in the Presidio Financial Statements).

                 (c) Each Presidio Party and each Presidio Tax Affiliate has complied in all material respects with all applicable laws, rules, and regulations relating to the withholding and payment of Taxes and has in all material respects timely withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or stockholder.

                 (d) Except as set forth in Schedule 5.8, (i) no audits or other administrative or court proceedings are currently pending against a Presidio Party with regard to any Taxes for which a Presidio Party could be liable, (ii) no dispute or claim concerning any Taxes for which a Presidio Party could be liable either (A) has been claimed or raised by any taxing authority in writing or (B) is known by the directors and officers (and employees responsible for Tax matters) of a Presidio Party, (iii) with respect to each Presidio Party, there are no pending requests for rulings from any taxing authority with respect to any Taxes, (iv) with respect to each Presidio Party, there are no proposed reassessments by any taxing authority of any of the assets of a Presidio Party, (v) with respect to each Presidio Party, there are no agreements in effect to extend the time to file any material Tax Return or to extend or waive the period of limitations for the assessment or collection of any Taxes for which a Presidio Party may be liable, and (vi) to the Knowledge of each Presidio Party, no claim has been made by any taxing authority in a jurisdiction where a Presidio Party does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                 (e) Except as set forth in Schedule 5.8, none of the Presidio Parties has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

                 (f) Each of the Presidio Parties has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                 (g) No Presidio Party (i) is a party to any Tax allocation or sharing agreement with any member of an Affiliated Group filing a consolidated federal income Tax Return with such Presidio Party, (ii) has been a member of an Affiliated Group filing a consolidated federal income Tax Return other than the group of which Presidio is the parent or (iii) has liability for the federal income taxes of any Person under Treas. Reg. Section 1.1502-6, as a transferee or successor, by contract, or otherwise.

                 (h) Prior to the Closing, no material election with respect to future Taxes will be made after the date of this Agreement without the written consent of Tom Brown.

                 (i) The Presidio Parties have not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it.

                 (j) None of the Major Assets is property that the Presidio Parties are required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former
         Section 168(f)(8) of the Code.

                 (k) None of the Major Assets directly or indirectly secures any debt the interest on which is tax- exempt under Section 103(a) of the Code.

                 (l) None of the Major Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (m) No Presidio Party has agreed to make nor to the Knowledge of any of the Presidio Parties is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                 (n) The Presidio Parties have not participated in and will not participate in any international boycott within the meaning of Section 999 of the Code.

                 (o) The Presidio Parties are not and have not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in
         Section 897(c)(1)(A)(ii) of the Code.

                 (p) The Presidio Parties do not have and have not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                 (q) The Presidio Parties have not made or will not make a consent dividend election under Section 565 of the Code.

         5.9     Employee Benefit Plans.

                 (a) Notwithstanding any other provision of this Agreement to the contrary, this Section 5.9 contains the exclusive representations and warranties of Presidio with respect to matters governed by ERISA. Except for the Severance Plan and Agreements,
         Schedule 5.9 sets forth a complete and accurate list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material employee compensation or benefit arrangement, including severance pay, sick leave, vacation pay, salary continuation for disability, consulting, or other compensation agreements, retirement, supplemental executive retirement agreements, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, dental insurance, life insurance, and educational assistance programs maintained by a Presidio Party or to which a Presidio Party is obligated to contribute, or with respect to which any Presidio Party has any liability, and each employment related agreement under which a Presidio Party is obligated (the "Employee Benefit Plans"). Except for the Employee Benefit Plans and the Severance Plan and Agreements, no Presidio Party maintains or has any obligation under any other compensation based or related arrangement. Copies of each Employee Benefit Plan have been furnished to Tom Brown.

                 (b) There is no material violation of ERISA with respect to any of the Employee Benefit Plans.

                 (c) The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all applicable federal and state law, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified, and no Presidio Party nor any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA for which there is no exemption.

                 (d) No Employee Benefit Plan is subject to Title IV of ERISA and no Presidio Party has any obligation, including any contingent liability, to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                 (e) Except as set forth in Schedule 5.9, no Presidio Party has any liability under any group health plan with respect to any current or former employees beyond their termination of employment, other than as required by Section 4980B of the Code or pursuant to the Severance Plan and Agreements.

         5.10 Financial Statements. The Presidio Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none or which will be material) the consolidated financial position of Presidio and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Presidio and its consolidated subsidiaries for the periods presented therein.

         5.11    Capital Structure.

                 (a) As of the date of this Agreement, the authorized capital stock of each Presidio Party is as set forth in Schedule 5.11.

                 (b) As of the close of business on June 30, 1996, there were issued and outstanding (i) 25,318,085 shares of Presidio Class A Common Stock and 3,216,585 shares of Presidio Class B Common Stock and
         (ii) options and warrants relating to 1,268,000 shares of Presidio Class A Common Stock and 1,025,981 shares of Presidio Class B Common Stock as set forth in Schedule 5.11 (the "Presidio Options or Warrants"). Except as set forth in this Section 5.11(b) or as otherwise disclosed in the Presidio SEC Documents, there are outstanding as of the date of this Agreement (i) no shares of capital stock or other equity securities of Presidio, (ii) no securities of Presidio or any other person convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of Presidio, and (iii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings, or agreements to which Presidio is a party or by which it is bound obligating Presidio to issue, deliver, sell, purchase, redeem, or acquire shares of capital stock or other equity securities of Presidio (or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of Presidio) or obligating Presidio to grant, extend, or enter into any such subscription, option, warrant, call, right, commitment, understanding, or agreement.

                 (c) All outstanding shares of Presidio Common Stock are validly issued, fully paid, and nonassessable and not subject to any preemptive right.

                 (d) Presidio directly or indirectly owns all outstanding shares of capital stock and other equity securities of each of the other Presidio Parties, free and clear of all liens, claims, and options of any nature (except for Permitted Encumbrances set forth in clause (m) of the definition thereof). Except as set forth in
         Schedule 5.11, there are outstanding as of the date of this Agreement
         (i) no securities of a Presidio Party, or any other person convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of a Presidio Party and (ii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings, or agreements to which either a Presidio Party is a party or by which it is bound obligating a Presidio Party to issue, deliver, sell, purchase, redeem, or acquire shares of capital stock or other equity securities of a Presidio Party or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of a Presidio Party or obligating a Presidio Party to grant, extend, or enter into any such subscription, option, warrant, call, right, commitment, understanding, or agreement.

         5.12 No Undisclosed Liabilities. No Presidio Party has any direct or indirect liabilities, indebtedness, obligations, expenses, claims (including claims as defined in Section 101(5) of the Bankruptcy Code, and disputed claims, obligations or liens as defined in Section 101(37) of the Bankruptcy
Code), deficiencies, guarantees or endorsements of or by any person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise ("Liabilities"), other than (a) Liabilities reflected in the Presidio Financial Statements in accordance with GAAP or disclosed in the Presidio SEC Documents,
(b) Liabilities incurred in the ordinary course of business subsequent to December 31, 1995, (c) Liabilities arising under or otherwise disclosed in this Agreement (except for disclosures made pursuant to Section 5.25), (d) Liabilities set forth in Schedule 5.12, (e) Liabilities that have been reimbursed or paid under insurance coverage maintained by the Presidio Parties or any other person or as to which an insurance company or other insuring entity has acknowledged its obligation to reimburse or pay such Liabilities, and (f) Liabilities arising from any agreement, fact, event, or action that is the subject matter of any other representation and warranty contained in this
Article V (other than Section 5.25).

         5.13 Absence of Certain Changes or Events. Except as otherwise set forth in either Schedule 5.13, or the Presidio SEC Documents, or as contemplated by this Agreement, since

December 31, 1995, the Presidio Parties have used all reasonable efforts to preserve and retain the business, employees, properties, suppliers, and goodwill of the Presidio Parties and have operated their respective operations and conducted business generally only in the ordinary and usual course consistent with past practice, and no Presidio Party has done any of the following:

                 (a) Discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

                 (b) Except for transactions between the Presidio Parties, paid or declared any dividends or distributions, purchased, redeemed, acquired, or retired any indebtedness, stock, or other securities from its stockholders or other securityholders, made any loans or advances or guaranteed any loans or advances to any person, or otherwise incurred any liabilities (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

                 (c) Except for Permitted Encumbrances and Permitted Claims, suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

                 (d) Cancelled, waived, or released any rights or claims against, or indebtedness owed by, third parties;

                 (e) Amended its certificate or articles of incorporation or by-laws;

                 (f) Made or permitted any amendment, supplement, modification, or termination of any material agreement;

                 (g) Paid or made any agreement to pay any bonuses, severance or termination payment to any employee or consultant;

                 (h) (i) Sold, leased or subleased, transferred, or otherwise disposed of or mortgaged, pledged, or otherwise encumbered or granted any rights or interests with respect to any Oil and Gas Assets that, individually or in the aggregate, were assigned a value in the Reserve Report of $100,000 or more or any other assets that, individually or in the aggregate, have a value at the time of such sale, lease, sublease, transfer, or disposition of $100,000 or more (except that this clause shall not apply to the sale of severed oil, gas and other minerals produced and sold in the ordinary course of business or the expenditure of the Presidio Parties' cash and cash items in the ordinary course of business), (ii) farmed-out any Oil and Gas Assets or interest therein, (iii) sold, transferred, or otherwise disposed of or mortgaged, pledged, or otherwise encumbered any securities of any other person, (iv) made any material loans, advances, or capital contributions to, or investments in, any person (other than loans or advances in the ordinary course of business and consistent with past practices or loans, advances or capital contributions to, or investments in, another Presidio Party), (v) entered into any agreement requiring a payment or expenditure thereunder by a Presidio Party in excess of $100,000 and not terminable upon notice of thirty (30) days or less and without penalty or other obligation (other than agreements entered into in the ordinary course of business and consistent with past practices), (vi) entered into any transaction (x) pursuant to which a Presidio Party will make a payment or incur an expenditure in excess of $100,000 or
         (y) which is not in the ordinary course of business and not contemplated by this Agreement, (vii) other than areas of mutual interest commonly set forth in operating agreements, agreed with any person to limit or otherwise restrict in any manner the ability of a Presidio Party to compete or otherwise conduct its business, or (viii) entered into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

                 (i) Made any investment in or contribution, payment, or advance to any person (other than investments, contributions, payments, or advances made in the ordinary course of business and consistent with past practices);

                 (j) (i) entered into or amended any material employment, compensation or severance agreements, (ii) changed or established any new bonuses, (iii) increased the level of compensation or benefits, including under any Employee Benefit Plans, of any officer, director, or other executive personnel or any consultant, (iv) established, entered into or amended in any material respect any pension, employee benefit or health plans or any other plans, policies, programs, practices, or arrangements relating to employee benefits or compensation other than to maintain compliance with any applicable law or regulation or (v) paid any bonuses to any officer, director, or other executive personnel or any consultant; provided, however, Presidio shall terminate its Employee Stock Ownership Plan as provided in Section 4.23; or

                 (k) Made any change in any of the accounting principles followed by it or the method of applying such principles other than in accordance with GAAP.

         5.14 Governmental Regulation. No Presidio Party is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940.

         5.15    Labor Matters.

                 (a) No employees of a Presidio Party are represented by any labor organization. To the Knowledge of Presidio, there are no organizing activities involving a Presidio Party pending with any labor organization or group of employees of a Presidio Party.

                 (b) Except as set forth in Schedule 5.15, each Presidio Party is in material compliance with all laws, rules, regulations, and orders relating to the employment of labor, including all such laws, rules, regulations, and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation, and the collection and payment of withholding or Social Security Taxes and similar Taxes.

         5.16    Accounts Receivable.  Except as otherwise set forth in
Schedule 5.16, all of the accounts, notes, and loans receivable that have been recorded on the Presidio Financial Statements are bona fide and represent accounts, notes, and loans receivable validly due for goods sold or services rendered and are reasonably expected to be collected in full within ninety (90) days after the applicable invoice or note maturity date (other than to the extent of the allowance or reserve for uncollectible accounts, notes, and loan receivables contained in the Presidio Financial Statements). Except for Permitted Encumbrances set forth in clause (m) of the definition thereof, all of such accounts, notes, and loans receivable are free and clear of any and all Liens. None of the obligors on such accounts, notes, or loans receivable has given notice to a Presidio Party that it will or may refuse to pay the full amount or any portion thereof.

         5.17 Intangible Property. There are no material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs, copyrights, or other intangible property that are necessary for the operation, or continued operation, of the business of a Presidio Party or the ownership and operation, or continued ownership and operation, of any of their assets, for which such Presidio Party does not hold valid and continuing authority and consent in connection with the use thereof.

         5.18 Presidio's Title. The Presidio Parties have Defensible Title to the Major Assets.

         5.19 Reserve Report. The historical production and operating cost data in respect of the Wells provided in the lease operating statements and historical oil and gas price information provided in the data room were true and correct in all material respects. To the Knowledge of Presidio, the Reserve Report was prepared in accordance with generally accepted engineering and evaluation principles and is true and correct as of such date in all respects to the extent applicable to the business of the Presidio Parties. Except as set forth in Schedule 5.19, to the Knowledge of Presidio, no fact or circumstance has occurred since the date of the Reserve Report that results in any material adverse change, determined in the aggregate and after consideration of all favorable changes, in the reserves of Presidio as set forth in the Reserve Report, other than changes attributable to normal depletion by subsequent production, general economic conditions in the oil and gas industry or subsequent drilling, reworking or recompletion activities. Except as set forth in Schedule 5.19, in all respects, the net revenue interests and the working interests of the Presidio Parties shown on Exhibit B hereto are the same net revenue interests and working interests used in the preparation of the Reserve Report, and the information contained in Exhibit B regarding payout and similar events that cause adjustments to said net revenue interests and working interests is the information used in the preparation of the Reserve Report. OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 5.19, PRESIDIO MAKES NO WARRANTY AND HEREBY DISCLAIMS ANY WARRANTY THAT THE RESERVE ESTIMATES, CASH FLOW ESTIMATES, PRICE ESTIMATES, OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS AND INACCURACY.

         5.20    Oil and Gas Operations.  Except as otherwise set forth in
Schedule 5.20:

                 (a) None of the Wells has been overproduced such that it is subject or liable to being shut-in or to any other overproduction penalty;

                 (b) There have been no changes proposed in the production allowables for any Wells;

                 (c) All Wells have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations except where permit applications or requests for exceptions are pending;

                 (d) Proceeds from the sale of oil, gas and other minerals produced from the Oil and Gas Assets are being received by the applicable Presidio Party in a timely manner and are not being held in suspense for any reason, except for (i) amounts held in suspense as of the date of this Agreement that individually or in the aggregate are not in excess of $100,000, (ii) amounts held in suspense in the ordinary course of business after the date of this Agreement, and
         (iii) amounts held in suspense after the date of this Agreement because of the occurrence of a Bankruptcy Event or because of concerns regarding the financial condition of a Presidio Party;

                 (e) Except as may be required under any "non-consent" penalty, none of the Leases or Wells is subject to any production payment or prepayment arrangement arising under any contract for the purchase or sale of oil, gas or other minerals to deliver, or to suffer the delivery of, any oil, gas or other minerals at some future time without then or thereafter receiving full payment therefor;

                 (f) No person has any call upon, option to purchase or similar right to obtain oil, gas or other hydrocarbons production from the Oil and Gas Assets other than rights contained in existing production sales contracts, call contracts, farmouts, assignments or similar contracts;

                 (g) None of the Presidio Parties are obligated to deliver a material quantity of gas to any pipeline or other party as make-up for any net under-deliveries of gas from the Oil and Gas Assets for transportation, nor is any Presidio Party liable for any material scheduling or imbalance penalties or charges imposed by any pipeline or other party for transportation of gas produced from any of the Oil and Gas Assets;

                 (h) Subject to Permitted Encumbrances, each of the Presidio Parties has the necessary easements and rights-of-way to install, maintain, and operate the gathering systems that are owned by such Presidio Party as of the date of this Agreement;

                 (i) As of June 30, 1996, none of the Presidio Parties is obligated to deliver any quantity of gas or make any payment by virtue of any common law, statutory or contractual balancing arrangement with respect to the Oil and Gas Assets; and

                 (j) Except for monies properly held in suspense, paid into escrow, or paid to a Governmental Authority in accordance with applicable laws, all royalties, shut-in royalties and similar payments payable in connection with the Oil and Gas Assets have been timely paid and in the correct amount. All delay rental payments payable in connection with the Leases have been timely paid and in the correct amount, except to the extent that a Presidio Party has determined, in the ordinary course of business, not to make such payment.

         5.21 Environmental Matters. Notwithstanding any other provision of this Agreement to the contrary, this Section 5.21 contains the exclusive representations and warranties of Presidio with respect to "Environmental Matters." Except as set forth in Schedule 5.21:

                 (a) Each Presidio Party has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all applicable Environmental Laws;

                 (b) To the Knowledge of Presidio, no Presidio Party and none of the operations or assets of any Presidio Party are the subject of any pending investigation or inquiry by any governmental authority evaluating whether any material Environmental Response Action is needed to respond to a release of any Environmental Material or to the improper storage, generation, transportation, treatment, or disposal of any Environmental Material;

                 (c) No Presidio Party has filed any notice under federal, state, or local law indicating that a Presidio Party is responsible for the improper release into the environment or the improper storage, generation, transportation, treatment, or disposal of any Environmental Material;

                 (d) No Presidio Party has received any claim, complaint, notice, inquiry, or request for information, which remains unresolved, with respect to any alleged violation of any applicable Environmental Law or regarding potential liability under any applicable Environmental Law or under any common law theories relating to operations or conditions of any facilities or property owned, leased, or operated by a Presidio Party;

                 (e) To the Knowledge of Presidio, no property now or previously owned, leased, or operated by a Presidio Party is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other similar federal or state list as a site requiring an Environmental Response Action;

                 (f) To the Knowledge of Presidio, there are no sites, locations, or operations at which a Presidio Party is now required to undertake any material Environmental Response Action under any applicable Environmental Law;

                 (g) To the Knowledge of Presidio, all underground and aboveground storage tanks and solid waste disposal facilities owned or operated by a Presidio Party are used and operated in material compliance with applicable Environmental Laws;

                 (h) To the Knowledge of Presidio, there are no existing financial assurances given by any Presidio Party under any Environmental Law that would require monetary funding by a Presidio Party after the date of Closing; and

                 (i) To the Knowledge of Presidio, there are no claims, complaints, notices, inquiries, requests for information, or Environmental Response Actions for which the Presidio Parties may be responsible that relate to properties, assets, or entities previously owned by the Presidio Parties.

         5.22 Brokers. Except as set forth in Schedule 5.22, no broker, finder, investment banker, or other similar person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's, or other similar fee or compensation based on any arrangement or agreement made by or on behalf of a Presidio Party.

         5.23 Compliance with Law; Governmental Authorizations. Except as set forth in Schedule 5.23, the Presidio Parties are not in violation of any order, injunction, judgment, ruling, law, or regulation of any Governmental Authority applicable to the property or business of the Presidio Parties. The licenses, permits, and other governmental authorizations held by the Presidio Parties are valid and sufficient for the conduct of the Presidio Parties' businesses as currently conducted.

         5.24 Insurance. Schedule 5.24 lists all material insurance policies covering the Oil and Gas Assets, employees and operations of the Presidio Parties as of the date of this Agreement. Such policies are in full force and effect and except for the bankruptcy proceeding contemplated herein, to the Knowledge of Presidio, as of the date of this Agreement, there does not exist any event that, with the giving of notice or the lapse of time, or both, would constitute a default by a Presidio Party under any such policies.

         5.25    Contracts, Agreements, Commitments and Other Matters.

                 (a) Schedule 5.25 is a true, correct, and complete list of all of the following described items (whether written or oral), including all amendments thereto, existing as of the date of this Agreement to which any Presidio Party is a party ("Material Contracts"):

                          (i) any note, agreement, mortgage, indenture, security agreement, and other instruments relating to the borrowing of money or evidence of credit for the deferred purchase price of property, or the direct or indirect guarantee by a Presidio Party of any such indebtedness or deferred purchase price in excess of $50,000, in each case other than the Bank Obligations and the Debt Obligations;

                          (ii) any lease of real property and material personal property providing for annual payments by a Presidio Party under any such lease or group of related leases in excess of $25,000, other than the Oil and Gas Assets;

                          (iii) any partnership agreement requiring a Presidio Party to make capital contributions or expenditures at an annual rate in excess of $100,000;

                          (iv) any management, employment, and consulting agreement or other contract for personal services that is not terminable on not more than one month's notice without penalty, in each case other than the Severance Plan and Agreements;

                          (v) any agreement providing for severance pay, collective bargaining agreements, labor contracts, or labor or personnel policies, in each case other than the Employee Benefit Plans and the Severance Plan and Agreements;

                          (vi) any surety, performance and maintenance bond in excess of $50,000;

                          (vii) any agreement or commitment requiring a Presidio Party to make capital expenditures in excess of $100,000 for any single project, other than customary operating agreements;

                          (viii) any plan, contract, or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, or for any other employee benefit plan, in each case other than the Employee Benefit Plans and the Severance Plan and Agreements;

                          (ix) other than as set forth in Schedule 5.22, any brokerage or finder's agreement obligating a Presidio Party to make a payment thereunder in excess of $50,000;

                          (x) any noncompetition agreement (other than areas of mutual interest commonly set forth in operating agreements) that restricts the right of any Presidio Party to engage in any place in any line of business;

                          (xi) any contract, commitment, or agreement between any of the Presidio Parties or between any Presidio Party and any Affiliate thereof involving a payment thereunder in excess of $100,000, in each case other than the Bank Obligations, the Debt Obligations, the Employee Benefit Plans and Severance Plan and Agreements;

                          (xii) any contract (x) for the sale of oil or other liquid hydrocarbons produced or to be produced from the Oil and Gas Assets that is not terminable by a Presidio Party thereto or its respective successor without penalty on no more than ninety (90) days' notice or (y) for the sale of gas produced or to be produced from the Oil and Gas Assets that has a term exceeding six (6) months;

                          (xiii) any advance payment agreement or any oil and gas balancing agreement, or any other similar agreements, under which a Presidio Party has a net obligation, as of the most recent date available, which shall be no more than ninety
                 (90) days prior to the date of this Agreement, in excess of $50,000 in cash or market value in oil or gas;

                          (xiv) other than the Bank Obligations and the Debt Obligations, any contract or agreement relating to the Oil and Gas Assets under which a Presidio Party has outstanding indebtedness, obligations or liability for borrowed money, or liability for the deferred purchase price of property, excluding normal trade payables due in less than ninety (90) days, or has the obligation to incur any such indebtedness, obligation or liability;

                          (xv) any contract, commitment, or agreement that involves commodity or interest rate swaps, floors, caps, collars, futures, options, or other similar transactions; and

                          (xvi) any contract, commitment or agreement that involves the disposition of any assets of any Presidio Party having a value of $50,000 or more not entered into in the ordinary course of business consistent with past practice.

                 (b) Presidio has provided Tom Brown with access to true, correct and complete copies of all written Material Contracts and has provided Tom Brown with accurate descriptions of all oral Material Contracts.

                 (c) Except with respect to past due accounts payable or outstanding indebtedness to the suppliers disclosed in Schedule 5.25 and as such may be affected by the Reorganization Cases, to the Knowledge of Presidio, as of the date of this Agreement, the Presidio Parties' relationships are generally satisfactory with their respective suppliers who are material to the conducting of their respective businesses.

                 (d) Other than as set forth in Schedule 5.25, as of the date of this Agreement, the Presidio Parties do not have outstanding any powers of attorney with any person who is not as of the date of this Agreement an employee of a Presidio Party, including powers of attorney with respect to representation before Governmental Agencies, customers, agents, and brokers or given in connection with qualification to conduct business in any jurisdiction.

                 (e) Except as set forth in Schedule 5.25 and as such may be affected by the Reorganization Cases, each of the Material Contracts to which a Presidio Party is a signatory thereto has been duly executed by the applicable Presidio Party thereto and is in full force and effect and to the Knowledge of Presidio, as of the date of this Agreement, except in respect of the Bank Obligations and the Debt Obligations, no Presidio Party is in breach of any such Material Contract.

         5.26 Fairness Opinion. Presidio has received a written opinion from Jefferies & Company, Inc., a financial advisor to Presidio, to the effect that the Exchange Consideration to be received pursuant to the Plan of Reorganization is fair to the Presidio Securityholders, in the aggregate, from a financial point of view and as of the date of this Agreement such opinion has not been withdrawn, revoked, or modified.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF TOM BROWN

         Tom Brown represents and warrants to Presidio the following:

         6.1 Existence. Tom Brown is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation in the states where the properties owned or leased by it or the nature of its activities make such qualification necessary.

         6.2     Authorization and Enforceability.   Tom Brown has the
corporate power to enter into and perform this Agreement and the transactions contemplated by this Agreement, including the necessary corporate power regarding the issuance and payment of the Exchange Consideration as contemplated herein. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Tom Brown. This Agreement constitutes the valid and binding obligations of Tom Brown, enforceable in accordance with its terms.

         6.3 No Violations. The execution, delivery and performance of this Agreement by Tom Brown, and the transactions contemplated by this Agreement, will not violate (a) any provision of the certificate of incorporation or bylaws of Tom Brown, (b) any material agreement or instrument to which Tom Brown is a party or by which Tom Brown or any of its properties are bound, (c) any judgment, order, ruling, or decree applicable to Tom Brown as a party in interest, or (d) any law, rule, or regulation applicable to Tom Brown.

         6.4 Consents and Approvals. No consent, approval, order, or authorization of, registration, declaration, or filing with, or permit (other than any filings required under the 1933 Act, the 1934 Act or the Hart Scott
Act) from any Governmental Authority is required other than Bankruptcy Court approval by or with respect to Tom Brown in connection with the execution and delivery of this Agreement by Tom Brown or the consummation by Tom Brown of the transactions contemplated hereby, except for those expressly contemplated herein.

         6.5 Tom Brown SEC Documents. Tom Brown has made available to Presidio a true and complete copy of the Tom Brown SEC Documents, which are all the documents (other than preliminary material) that Tom Brown was required to file with the SEC since January 1, 1995. As of their respective dates, the Tom Brown SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Tom Brown SEC Documents, and none of the Tom Brown SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.6 Financial Statements. The Tom Brown Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of Tom Brown and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Tom Brown and its consolidated subsidiaries for the periods presented therein.

         6.7     Capital Structure.

                 (a) The authorized capital stock of Tom Brown is as set forth in Schedule 6.7.

                 (b) At the close of business on June 30, 1996, (i) there were issued and outstanding 21,124,694 shares of Tom Brown Common Stock and (ii) no shares of Tom Brown Common Stock were held by Tom Brown as treasury stock. Except as set forth in this Section 6.7(b) or as otherwise disclosed in the Tom Brown SEC Documents or set forth in Schedule 6.7, and except for 1,000,000 issued and outstanding shares of preferred stock of Tom Brown and options to acquire shares of common stock of Tom Brown issued to officers, directors and employees of Tom Brown or its subsidiaries (covering not more than 1,924,800 shares of Tom Brown Common Stock), there are outstanding as of the date of this Agreement (i) no shares of capital stock or other equity securities of Tom Brown, (ii) no securities of Tom Brown or any other person convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of Tom Brown, and
         (iii) no subscriptions, options, warrants, calls, or rights (including preemptive rights, commitments, understandings, or agreements) to which Tom Brown is a party or by which it is bound obligating Tom Brown to issue, deliver, sell, purchase, redeem, or acquire shares of capital stock or other equity securities of Tom Brown (or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of Tom Brown) or obligating Tom Brown to grant, extend, or enter into any such subscription, option, warrant, call, right, commitment, understanding, or agreement.

                 (c) All outstanding shares of Tom Brown capital stock are, and (when issued) the Exchange Common Stock will be, validly issued, fully paid, and nonassessable and not subject to any preemptive right.

                 (d) As of the date of this Agreement, there is no stockholder agreement, voting trust, or other agreement or understanding to which Tom Brown is a party or by which it is bound relating to the voting of any shares of the capital stock of Tom Brown except as set forth in Schedule 6.7.

         6.8     Claims and Litigation.   Except as set forth in the Tom Brown
SEC Documents or in Schedule 6.8, there is no suit, action, claim, or inquiry by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or, to Tom Brown's knowledge, threatened against Tom Brown or any affiliate of Tom Brown which has or will materially affect Tom Brown's ability to consummate the transactions contemplated by this Agreement.

         6.9 Financing. Tom Brown has, or has obtained commitments to obtain, funds or other consideration, as required, sufficient to pay the Cash Consideration in accordance with this Agreement. True and complete copies of such commitments have been furnished to Presidio.


                                  ARTICLE VII

                    NATURE OF REPRESENTATIONS AND WARRANTIES

         7.1 Limited Recourse. If prior to the Closing, there is discovered a breach of any of the representations and warranties contained in Articles V and VI of this Agreement, then the only recourse that a party shall have for such breach is an exercise of the rights provided in Article X.

         7.2 Nonsurvival of Representations, Warranties, Covenants, and Agreements. None of the representations, warranties, covenants, and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for the agreements contained in Sections 4.15, 4.22, 4.23, 4.24, and 4.25 and the agreements delivered pursuant to Section 4.12.


                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

         8.1 Conditions Precedent to the Obligations of Presidio. The obligations of Presidio to consummate the transactions contemplated by this Agreement are subject to satisfaction at or prior to Closing of each of the following conditions (any one or more of which may be waived in writing by Presidio):

                 (a) The Confirmation Order, in form and substance reasonably acceptable to Presidio, confirming the Plan of Reorganization shall have been entered by the Bankruptcy Court and the Confirmation Order shall have become a Final Order.

                 (b) The Confirmation Order shall recognize and declare Tom Brown as a "successor" to Presidio pursuant to Sections 1125(e) and 1145(a)(1) of the Bankruptcy Code.

                 (c) All Plan Documents and other applicable corporate documents necessary or appropriate to the implementation of the Plan of Reorganization shall have been executed, delivered, and where applicable, filed with the appropriate Governmental Authorities.

                 (d) On the Closing Date, each of the representations and warranties of Tom Brown contained in this Agreement shall be true and correct in all material respects at and as of such time; and on the Closing Date Tom Brown shall deliver to Presidio a certificate to such effect signed by an authorized officer of Tom Brown, except that such certificate may state that the information provided therein is given to the best information, knowledge, and belief of the authorized representative signing the same.

                 (e) Each of the obligations of Tom Brown to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on the Closing Date; and on the Closing Date Tom Brown shall have delivered to Presidio a certificate to such effect signed by an authorized officer of Tom Brown, except that such certificate may state that the information provided therein is given to the best information, knowledge, and belief of the authorized representative signing the same.

                 (f) The necessary and material consents and approvals of all Governmental Authorities and others shall have been obtained and remain in effect, and all required waiting periods under the Hart Scott Act and the rules and regulations promulgated thereunder relating to this Agreement and the transactions contemplated hereby shall have expired.

                 (g) No Governmental Authority shall have issued an injunction, order, decree, or ruling or taken any other action restraining or preventing the consummation of the transactions contemplated hereby that shall not have been vacated, withdrawn, cancelled, or otherwise voided.

                 (h) The Exchange Common Stock shall have been authorized for listing on NASDAQ, subject only to official notice of issuance.

                 (i) The written opinion of Presidio's financial advisors referred to in Section 5.26 shall have been reconfirmed in writing as of the Closing Date as if given as of such date and shall not have been withdrawn or revoked or modified in any material respect.

                 (j) The New D&O Insurance shall be in full force and effect.

         8.2 Conditions Precedent to the Obligations of Tom Brown. The obligations of Tom Brown to consummate the transactions contemplated by this Agreement are subject to satisfaction at or prior to Closing of the following conditions (any one or more of which may be waived in writing by Tom Brown):

                 (a) The Confirmation Order, in form and substance reasonably acceptable to Tom Brown, confirming the Plan of Reorganization shall have been entered by the Bankruptcy Court and the Confirmation Order shall have become a Final Order.

                 (b) The Confirmation Order shall recognize and declare Tom Brown as a "successor" to Presidio pursuant to Sections 1125(e) and 1145(a)(1) of the Bankruptcy Code.

                 (c) All Plan Documents and other applicable corporate documents necessary or appropriate to the implementation of the Plan of Reorganization shall have been executed, delivered, and where applicable, filed with the appropriate Governmental Authorities.

                 (d) On the Closing Date, each of the representations and warranties of Presidio contained in this Agreement shall be true and correct in all material respects at and as of such time and each of the obligations of Presidio to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on the Closing Date, except to the extent that any such breach or failure to perform does not give rise to the right of Tom Brown to terminate this Agreement pursuant to clause (iii) of Section 9.1(c). On the Closing Date Presidio shall have delivered to Tom Brown a certificate regarding such representations, warranties and obligations signed by an authorized representative of Presidio, except that such certificate may state that the information provided therein is given to the best information, knowledge, and belief of the authorized representative signing the same.

                 (e) The necessary and material consents and approvals of all Governmental Authorities, the Presidio Securityholders (to the extent required under the Plan of Reorganization or applicable law) and others shall have been obtained and remain in effect, and all required waiting periods under the Hart Scott Act and the rules and regulations promulgated thereunder relating to this Agreement and the transactions contemplated hereby shall have expired.

                 (f) No Governmental Authority shall have issued an injunction, order, decree, or ruling or taken any other action restraining or preventing the consummation of the transactions contemplated hereby, that shall not have been vacated, withdrawn, cancelled, or otherwise voided.

                 (g) This Agreement and all other agreements and letter agreements contemplated under this Agreement or otherwise entered into between Tom Brown or any Affiliate of Tom Brown and Presidio or any Affiliate of Presidio in connection with the transactions contemplated by this Agreement shall have been assumed in their entirety and without modification thereto (except to the extent such modification shall have been consented to in writing by Tom Brown) pursuant to
         Section 365 or Section 1123(b)(2), as applicable, of the Bankruptcy Code on or before the Confirmation Date.

                 (h) On the Closing Date, none of the Major Assets shall be subject to any Liens other than (i) Permitted Encumbrances and (ii) Liens arising through Tom Brown or as a result of Tom Brown's actions.

                 (i) The Plan of Reorganization and the Confirmation Order shall provide that as of the Closing Date each of the Presidio Parties and their respective creditors and holders of equity interests (the "Releasing Parties") will be deemed to forever release, waive and discharge, and to be enjoined from asserting, to the fullest extent permitted under applicable law, all claims (as defined in Section 101(5) of the Bankruptcy Code), demands, debts, rights, causes of action, and liabilities (collectively, the "Released Claims") in connection with or related to this Agreement, the Reorganization Cases, the Presidio Parties, or the Plan of Reorganization whether such Released Claims are liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission, or other occurrence taking place on or prior to the Closing Date and that may be asserted by or on behalf of the Releasing Parties against Tom Brown or its respective agents, advisors, attorneys and representatives (including current and former directors, officers, employees, members and professionals) acting in such capacity.

                 (j) Presidio shall, upon application or motion therefor filed with the Bankruptcy Court, have obtained a Final Order (which may be a part of the Confirmation Order) authorizing the assumption by the applicable Presidio Party under Section 365 or Section 1123(b)(2) of the Bankruptcy Code of the Designated Contracts and such Final Order shall provide (as contemplated in the Plan of Reorganization) that (i) the mere occurrence of a Bankruptcy Event (which for purposes of this Section 8.2(j) shall include Presidio West Virginia) and (ii) the insolvency or financial condition of a Presidio Party prior to the Closing, shall not constitute a basis for the removal of a Presidio Party as operator under any of the Designated Contracts.

                 (k) The Bar Date Order, in a form and substance reasonably acceptable to Tom Brown, shall have been entered by the Bankruptcy Court and shall have become a Final Order.


                                   ARTICLE IX

                                  TERMINATION

         9.1 Termination Rights. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing (provided that the right of Tom Brown to terminate pursuant to clause (iii) of Section 9.1(c) shall not be exercisable by Tom Brown subsequent to the fifth day following the date on which the Confirmation Order becomes a Final Order), whether before or after the approval of the Exchange or Plan of Reorganization by the Presidio Securityholders as follows:

                 (a)      By mutual written consent of Tom Brown and Presidio;

                 (b)      By either Tom Brown or Presidio if:

                          (i) the Closing has not occurred on or before the first anniversary of the commencement of Presidio's Reorganization Case (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose breach of this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                          (ii) any Governmental Authority shall have issued an injunction, order, decree, or ruling or taken any other action restraining or preventing the consummation of the transactions contemplated by this Agreement and such order, decree, ruling, or other action shall have become final and non-appealable;

                 (c)      By Tom Brown if:

                          (i) the board of directors of Presidio shall fail to recommend approval of the Exchange at the time the Disclosure Statement is first mailed to the Presidio Securityholders or if such recommendation of approval, if made, is amended in a manner adverse to Tom Brown or withdrawn thereafter or if Presidio elects not to consummate the Exchange as a result of the condition set forth in Section 8.1(i) not having been satisfied;

                          (ii) Presidio has notified Tom Brown that it is prepared to enter into a binding agreement to effect an Alternative Transaction described in Section 4.20(c);

                          (iii) (x) there has been one or more breaches of the representations and warranties made by Presidio in Article V of this Agreement or a failure of Presidio to perform or comply with one or more covenants or agreements contained in this Agreement, (y) Tom Brown has given Presidio written notice of the existence of each such breach or failure at least ten (10) business days prior to the then scheduled Confirmation Date and such breach or failure is not resolved or cured on or before the Confirmation Date and (z) if the Exchange were to be consummated without such breaches or failures (individually or together with any other breaches or failures) being so resolved or cured and, as a result thereof, such breach or failure would cause Tom Brown to suffer or sustain damages in an amount greater than $3,000,000, (for purposes of this clause (iii), the amount of damages that would be suffered or sustained by Tom Brown shall be calculated (1) after taking into consideration and reducing (to the extent that such have not previously been considered in determining the existence of such breach or failure) such damages for (A) amounts that have been reimbursed or paid under insurance coverage maintained by the Presidio Parties or any other person or amounts as to which an insurance company or other insuring entity has acknowledged its obligation to reimburse or pay and (B) the amount of any reserves established in the Presidio Financial Statements for the Liability or event giving rise to damages and (2) by netting against the aggregate of all such damages (A) the amount by which (I) the actual recovery (through the date of any such determination of aggregate damages) of accounts receivable reflected on the balance sheet forming a part of the Presidio Financial Statements exceeds (II) the stated value of such accounts receivable on such balance sheet, and (B) the amount by which (I) any Liability reflected on such balance sheet exceeds (II) the amount for which such Liability is liquidated prior to the date of any such determination of aggregate damages);

                          (iv)    INTENTIONALLY LEFT BLANK;

                          (v) the Tom Brown Trading Value is more than 120% of the Common Share Value; provided, however, Tom Brown shall not have the right to terminate this Agreement pursuant to this clause (v) if prior to the Closing Date Presidio elects to reduce the number of shares of Exchange Common Stock to a number of shares equal to the quotient obtained by dividing
                 (A) the Aggregate Common Share Value by (B) 120% of the Common Share Value;

                          (vi) the Initial Order (A) shall not have been entered within fifteen (15) business days after the occurrence of a Bankruptcy Event and (B) shall not have become a Final Order within twenty-five (25) business days after a Bankruptcy Event; or

                          (vii) the Confirmation Order, in form and substance reasonably acceptable to Tom Brown and confirming the Plan of Reorganization, shall not have been entered by the Bankruptcy Court on or before November 15, 1996 or the Confirmation Order shall not have become a Final Order on or before December 13, 1996 (as either of such dates shall be extended by the number of days, if any, that Presidio's solicitation of the acceptance by the Presidio Securityholders of the Plan of Reorganization may be delayed or extended by reason of (x) any material change in or material events regarding Tom Brown and which occur after the date of this Agreement and which are required to be disclosed in the Disclosure Statement or in any amendment or supplement to the Disclosure Statement or (y) the providing of any additional disclosure concerning Tom Brown or concerning the post-Closing business or financial condition of any Presidio Party); provided, that Tom Brown shall not be entitled to terminate this Agreement pursuant to this clause
                 (vii) unless Tom Brown has given Presidio prior written notice of its intention to terminate this Agreement pursuant to this clause (vii) within thirty (30) days after the above applicable described date; or

                          (viii) the Reorganization Cases shall not have been commenced on or before August 6, 1996.

                          (d)     By Presidio if:

                          (i)     there has been a breach of the
                 representations and warranties made by Tom Brown in Article VI of this Agreement which is material to the financial condition of Tom Brown or its ability to perform its obligations under this Agreement or which adversely affects the benefits to be received by Presidio under this Agreement at Closing or a failure to perform or comply with any covenant or agreement contained in this Agreement which adversely affects Presidio or its ability to obtain the benefits contemplated by this Agreement or which adversely affects the benefits to be received by Presidio under this Agreement at Closing; provided that Presidio shall not be entitled to terminate this Agreement pursuant to this clause (i) unless (A) Presidio has given Tom Brown written notice of the existence of such breach or failure and (B) Tom Brown has not resolved or cured such breach or failure within ten (10) days of such notice;

                          (ii) Presidio has notified Tom Brown that Presidio is prepared to enter into a binding definitive agreement to effect an Alternative Transaction described in Section 4.20(c);

                          (iii) the Tom Brown Trading Value is less than 80% of the Common Share Value; provided, however, Presidio shall not have the right to terminate this Agreement pursuant to this clause (iii) if prior to the Closing Date Tom Brown elects to increase the number of shares of Exchange Common Stock to a number of shares equal to the quotient obtained by dividing (A) the Aggregate Common Share Value by (B) 80% of the Common Share Value; or

                          (iv) Presidio has notified Tom Brown that the board of directors of Presidio, in the exercise of their fiduciary duties, has determined not to recommend or to withdraw their prior recommendation of the Exchange to the Presidio Securityholders or if Presidio elects not to consummate the Exchange as a result of the condition set forth in Section 8.1(i) not having been satisfied.

         9.2     Payment of Termination Expenses and Fee.

                 (a) If this Agreement is terminated pursuant to either clause (i) or (ii) of Section 9.1(c) or clauses (ii) or (iv) of
         Section 9.1(d), then Presidio shall pay Tom Brown an amount equal to $6,000,000 (the "Termination Fee").

                 (b) If this Agreement is terminated pursuant to either clauses (i), (ii), (iii) or (vi) of Section 9.1(c) or clauses (ii) or
         (iv) of Section 9.1(d), then Presidio shall pay Tom Brown an amount equal to the documented out-of-pocket costs and expenses (including attorneys', financial advisors', accountants', engineers' and other consultants' fees) incurred by Tom Brown from and after November 15, 1995 (the "Termination Expenses") in connection with (x) the preparation, negotiation of the Plan of Reorganization, the Disclosure Statement and this Agreement, (y) the due diligence efforts of Tom Brown and their professionals and advisors in connection with the contemplated transactions and (z) the pursuit of the transactions contemplated hereby and thereby; provided, however, that the aggregated amount of Termination Expenses that Tom Brown shall be entitled to recoup herein shall not exceed $3,000,000.

                 (c) Subject to the approval of the Bankruptcy Court, the Termination Expenses and Termination Fee shall constitute first priority administrative expenses of Presidio pursuant to section 364(c)(1) of the Bankruptcy Code and shall be secured by a lien on property of the Presidio estate pursuant to section 364(c)(2) of the Bankruptcy Code and shall be paid upon the earlier of (i) the closing of the transactions contemplated by an accepted Alternative Transaction and (ii) entry of any order of the Bankruptcy Court directing payment by Presidio of such amounts. From and after a termination by Presidio pursuant to Section 9.1(d)(ii) until payment in full of the Termination Fee and the Termination Expenses, interest shall accrue on any unpaid portion of the Termination Fee and the Termination Expenses at a rate per annum equal to the prime commercial lending rate announced from time to time by the Chase Manhattan Bank, N.A.

                 (d) If the Initial Order has not been entered by the Bankruptcy Court as contemplated in Section 4.5(c), then Tom Brown shall be entitled to assert as liquidated damages the Termination Fee and the Termination Expenses as a claim under section 502 and/or 503(b) of the Bankruptcy Code.

         9.3     Effect of Termination.   If this Agreement is terminated
pursuant to Section 9.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 4.14 and 9.2 which shall continue in full force and effect).


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

         10.2 Notice. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

         IF TO PRESIDIO PARTIES:

                 Presidio Oil Company
                 5613 DTC Parkway, Suite 750
                 P.O. Box 6525
                 Englewood, Colorado 80155-6525
                 Attention: Robert L. Smith
                 Telephone:       (303) 773-0100
                 Fax:             (303) 850-1111

                 IF TO TOM BROWN:

                 Tom Brown, Inc.
                 508 West Wall, Suite 500
                 Midland, Texas 79702
                 Attention:       Donald L. Evans
                 Telephone:       (915) 682-9715
                 Fax:             (915) 683-9327

All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

         10.3    Governing Law.   THIS AGREEMENT AND THE LEGAL RELATIONS
BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

         10.4 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         10.5 Assignment. No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party and any assignment made without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.6 Entire Agreement; Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and the documents and instruments delivered by the parties in connection with this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written or oral, among the parties with respect to the subject matter hereof and (b) except for Sections 4.15, 4.22, 4.24 and 4.25, is solely for the benefit of the parties hereto and their respective successors, legal representatives, and assigns and does not confer on any other person any rights or remedies hereunder. The provisions of Sections 4.15, 4.22, 4.24 and 4.25 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each of the other parties who are beneficiaries of the rights and obligations arising thereunder and their respective heirs and representatives.

         10.7    Amendment.

                 (a) At any time prior to the Closing Date this Agreement may be amended or modified in any respect by the parties by an agreement in writing executed in the same manner as this Agreement.

                 (b) No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         10.8 Exhibits and Schedules. All Exhibits and Schedules attached to or referred to in this Agreement are incorporated into and made a part of this Agreement.

         10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREO, this Agreement has been signed by each of the parties hereto, all as of the date above written.


                                                         PRESIDIO OIL COMPANY

                                                         By:
                                                            -------------------------------------------------
                                                         Name:
                                                              -----------------------------------------------
                                                         Title:
                                                               ----------------------------------------------


                                                         PRESIDIO EXPLORATION, INC.

                                                         By:
                                                            -------------------------------------------------
                                                         Name:
                                                              -----------------------------------------------
                                                         Title:
                                                         ----------------------------------------------

                                                         PRESIDIO WEST VIRGINIA, INC.

                                                         By:
                                                            -------------------------------------------------
                                                         Name:
                                                              -----------------------------------------------
                                                         Title:
                                                               ----------------------------------------------

                                                         PALISADE OIL, INC.

                                                         By:
                                                            -------------------------------------------------
                                                         Name:
                                                              -----------------------------------------------
                                                         Title:
                                                               ----------------------------------------------

                                                         TOM BROWN, INC.

                                                         By:
                                                            -------------------------------------------------
                                                         Name:
                                                              -----------------------------------------------
                                                         Title:
                                                               ----------------------------------------------





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